UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ALERUS FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2026

PROXY STATEMENT

ALERUS
FINANCIAL CORPORATION

April 1, 2026 Notice of Annual Meeting of Stockholders		401 Demers Avenue Grand Forks, North Dakota 58201

TIME & DATE	ACCESS	RECORD DATE
Thursday, May 14, 2026 1:30 p.m., Central Time	Virtually at https://edge.media-server.com/mmc/p/52pjzmgx	Monday, March 16, 2026

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alerus Financial Corporation (the “Company”) will be conducted through virtual means only via live webcast. The annual meeting will take place on Thursday, May 14, 2026, at 1:30 p.m., Central Time.

At the annual meeting, stockholders will be asked to:

1	2	3	4

Elect the nine director nominees named in the accompanying proxy statement to serve on the board of directors of the Company,	Approve, on a non-binding advisory basis, the compensation paid to our named executive officers,	Ratify the appointment of RSM US LLP as the registered independent public accounting firm for the Company for the fiscal year ending December 31, 2026, and	Transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the meeting.

Only stockholders of record as of the close of business on March 16, 2026, will be entitled to notice of, and to vote at, the annual meeting. If there are an insufficient number of votes for a quorum, the meeting may be adjourned or postponed to permit us to continue to solicit proxies.

We are using the Securities and Exchange Commission rule that allows us to furnish our Proxy Statement, Annual Report on Form 10‑K for the year ended December 31, 2025, and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. This Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2025, and the proxy card are available at investors.alerus.com and http://www.astproxyportal.com/ast/19579/. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. This notice is first being mailed to stockholders, and we intend to provide access to the proxy materials to the stockholders of record, beginning on or about April 1, 2026.

Stockholders can participate in and vote during the annual meeting by visiting https://edge.media-server.com/mmc/p/52pjzmgx and entering (i) passcode: alerus2026; and (ii) the unique 11-digit control number found on the proxy card distributed to each stockholder entitled to vote as of the close of business on the record date. Stockholders may also ask questions during the annual meeting by following the instructions available on the meeting website.

Grand Forks, North Dakota April 1, 2026	By Order of the Board of Directors Katie A. Lorenson President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. PLEASE EXERCISE YOUR STOCKHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING.

ALERUS FINANCIAL CORPORATION PROXY STATEMENT Annual Meeting of Stockholders May 14, 2026

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the board of directors (the “Board”) of Alerus Financial Corporation (the “Company”) of proxies to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held through virtual means only via live webcast on Thursday, May 14, 2026, at 1:30 p.m., Central Time, and at any adjournments or postponements of the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder, for a purpose germane to the Annual Meeting, at the Company’s principal executive offices, located at 401 Demers Avenue, Grand Forks, North Dakota 58201, for the ten days prior to the meeting, during ordinary business hours, and also during the Annual Meeting. We are holding the Annual Meeting virtually only. As always, we encourage you to vote your shares prior to the Annual Meeting.

The Company is a Delaware corporation headquartered in Grand Forks, North Dakota. The Company is a registered financial holding company, which owns all the issued and outstanding capital stock of Alerus Financial, National Association, a national banking association with its main office also located in Grand Forks, North Dakota (the “Bank”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 14, 2026:

We are using the Securities and Exchange Commission (“SEC”) rule that allows us to furnish our Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2025, and proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. This Proxy Statement and the accompanying proxy card are first being made available to stockholders on or about April 1, 2026.

Our Proxy Statement and Annual Report on Form 10‑K for the year ended December 31, 2025 are available online at investors.alerus.com and at http://www.astproxyportal.com/ast/19579/.

Questions and Answers

The following is information regarding the Annual Meeting and voting process, presented in a question and answer format.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 1, 2026, we sent our stockholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request paper copies of the proxy materials by following the instructions on the notice.

Why are we holding a virtual meeting instead of a physical meeting?

Our Board determined that it would be in the best interests of our stockholders for the Company to hold the Annual Meeting virtually only rather than in person. We believe that hosting a virtual meeting will enable more of our stockholders to attend the meeting because it will allow our stockholders to participate from any location with internet access. We will also reduce the cost of printing and mailing our proxy materials.

How do I virtually attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on the record date for the Annual Meeting, March 16, 2026 (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. There is no physical location for the Annual Meeting. You will be able to attend the Annual Meeting online, vote and submit your questions during the meeting by visiting https://edge.media-server.com/mmc/p/52pjzmgx and entering (i) the passcode alerus2026; and (ii) the unique 11-digit control number found on the proxy card distributed to each stockholder as of the close of business on the Record Date. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting. Online check-in will start shortly before the meeting, which will begin promptly at 1:30 p.m., Central Time, on May 14, 2026. The virtual meeting platform is fully supported across major browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log-in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the webpage during check-in for stockholders who experience technical difficulties accessing the virtual Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by clicking the designated stockholder list link that will appear on your screen. The stockholder list may be accessed at any time during the meeting or any adjournment.

How do I ask questions at the Annual Meeting?

In order to submit a question at the Annual Meeting, you will need to log into https://edge.media-server.com/mmc/p/52pjzmgx and enter (i) the passcode: alerus2026; and (ii) the unique 11-digit control number found on the proxy card distributed to each record stockholder. If you would like to ask a question during the meeting, you can type your question in the “ask a question” text box that will appear on your screen and click “submit.” We encourage you to submit any questions as soon as possible to ensure your question is received.

Why did I receive access to this Proxy Statement and proxy card?

We have made the proxy materials available to you over the internet because, as of the close of business on the Record Date, you owned shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”). This Proxy Statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning those matters to assist you in making an informed decision.

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of Common Stock at the Annual Meeting in the manner you direct. If you vote using one of the methods described herein, you appoint the proxy holder as your representative at the meeting, who will vote your shares as you instruct, thereby assuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card, or vote by internet or telephone, in advance of the meeting, just in case your plans change. If you have signed and returned the proxy card, or voted by internet or telephone, and an issue comes up for a vote at the meeting that is not identified in this Proxy Statement or on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

2026 Proxy Statement	3

What matters will be voted on at the Annual Meeting?

You are being asked to vote on: (1) the election of the nine director nominees named in this Proxy Statement to serve on the Board; (2) the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (the “say-on-pay proposal”); and (3) the ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm for the 2026 fiscal year.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares “FOR” the election of each of the nine director nominees named in this Proxy Statement, “FOR” the advisory, non-binding “say-on-pay” proposal, and “FOR” the ratification of RSM as our independent registered public accounting firm for the 2026 fiscal year.

How do I vote?

Stockholders of Record. If you are a stockholder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the proxy card. Voting instructions are provided on the proxy card contained in the proxy materials.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs. You may vote by telephone by calling the toll-free number specified on your proxy card or vote by internet by accessing the website specified on your proxy card and by following the preprinted instructions on the proxy card. Votes submitted by telephone or internet must be received by 11:59 p.m., Eastern Time, on Wednesday, May 13, 2026. The giving of a proxy by either of these methods will not affect your right to vote in person if you decide to attend the meeting.

You may also vote online during your attendance at the virtual Annual Meeting using the unique 11-digit control number found on the proxy card.

Please note that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to follow the instructions provided by your broker or other fiduciary to vote your shares electronically during the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, you should complete, sign and return your proxy card, or vote by telephone or internet, in advance of the Annual Meeting just in case your plans change.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you: (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the bank, broker or other holder of record that holds your shares with specific voting instructions, then, under applicable rules, the bank, broker or other holder of record that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the bank, broker or other holder of record that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker or other holder of record will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non‑vote.”

At the meeting, the election of directors and the say-on-pay proposal are considered non-routine matters, while the ratification of the appointment of RSM as our independent registered public accounting firm is considered a routine matter. This means that, if you hold your shares in street name and do not instruct the bank, broker or other holder of record that holds your shares with specific voting instructions, then the bank broker or other holder of record that holds your shares will not have the authority to vote on the election of directors or the say-on-pay proposal, but will have the authority to vote on the ratification of the appointment of RSM as our independent registered public accounting firm.

2026 Proxy Statement	4

What should I do if some or all of my shares are held by the Company’s Employee Stock Ownership Plan?

If you hold shares of Common Stock as a participant in the Alerus Financial Corporation Employee Stock Ownership Plan (the “ESOP”), you will receive separate voting instructions from Alerus’ transfer agent, Equiniti Trust Company, LLC. If you do not vote your shares of Common Stock held as a participant in the ESOP pursuant to these separate voting instructions, the trustee of the ESOP (the “ESOP Trustee”) will vote such shares in a manner that is consistent with and proportionate to the voting instructions received from those ESOP participants and beneficiaries who did provide voting direction to the ESOP Trustee. If you have any questions regarding these procedures, you should contact the ESOP Trustee directly.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

■	signing another proxy card with a later date and returning that proxy card to Attn: EQ - Automated Scanning Team, 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120-4100;
■	timely submitting another proxy via telephone or internet; or
■	voting in person at the virtual Annual Meeting.

If you hold your shares in the name of your broker or the ESOP, and desire to change your vote, you will need to contact your broker or the ESOP Trustee to do so.

What is the quorum required to hold the Annual Meeting and conduct business?

The holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting as of the close of business on the Record Date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. Virtual attendance at the Annual Meeting constitutes presence “in person” for purposes of determining a quorum at the Annual Meeting. Shares are counted as present at the meeting if the stockholder either:

■	is present and votes in person at the meeting; or
■	has properly submitted a signed proxy card or other proxy, including voting by telephone or internet.

As of the close of business on the Record Date there were 25,560,231 shares of Common Stock issued and outstanding, which is the only class of voting stock of the Company outstanding. Therefore, at least 12,780,116 shares need to be represented in order to constitute a quorum. Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of RSM as our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum. Only the holders of record of Common Stock as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote on such matters as may come before the Annual Meeting. Each share of Common Stock is entitled to one vote per share.

What happens if a director nominee is unable to stand for election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than nine director nominees. The Board has no reason to believe that any nominee will be unable to stand for election.

How many votes may I cast?

You are entitled to cast one vote for each share of Common Stock you owned as of the close of business on the Record Date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you at such time. Stockholders do not have cumulative voting rights with respect to the election of directors.

What options do I have in voting on each of the proposals?

In the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY TO VOTE FOR” each nominee. There is no cumulative voting for the election of directors.

For the approval on a non-binding advisory basis of the say-on-pay proposal and the ratification of the appointment of RSM as our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to such proposals.

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How many votes are needed for each proposal?

Proposal 1 (Election of Directors) – The nine individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company. In an uncontested election, all director nominees will be elected if they receive at least one vote “FOR” their election. Abstentions, votes to “withhold” and broker non-votes, if any, will not affect the outcome of the election.

Proposal 2 (Say-on-Pay Proposal) – The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the say-on-pay proposal, on a non-binding advisory basis. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on this proposal. Please note that, because the say-on-pay proposal is non-binding and advisory, the outcome of this vote will not be binding on the Board.

Proposal 3 (Ratification of RSM) – The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes will not affect the voting on this proposal.

Unless otherwise provided by law, or by the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), or its Second Amended and Restated Bylaws (the “Bylaws”), any other matter properly brought before the Annual Meeting or any adjournment thereof shall be decided by the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same legal effect as a vote “against” these matters, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on such matters.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies. We have engaged Equiniti Trust Company, LLC to assist in the delivery of proxy materials and to establish and operate online and telephonic voting platforms and processes. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Officers, directors or employees of the Company or its subsidiary may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

How can multiple stockholders sharing the same address request to receive only one notice or one set of proxy materials and other investor communications?

You may elect to receive future notices and proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make this election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household going forward, until you revoke your consent or request separate copies of our proxy materials by contacting the Company’s Secretary at 401 Demers Avenue, Grand Forks, North Dakota 58201 or (701) 795-3200. We will start sending you individual copies of proxy materials and other investor communications promptly following receipt of your revocation.

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PROPOSAL 1— Election of Directors

GENERAL

The Company has one class of directors. Our directors serve for one-year terms or until their successors are elected and qualified. The Company’s current Certificate of Incorporation provides that the Board will consist of a maximum of twelve persons and a minimum of five persons, and the Company’s current Bylaws provide that the number of directors may be fixed from time to time by the Board within the range set by the Certificate of Incorporation. By resolutions adopted by the Board, the number of directors of the Board is currently fixed at nine.

The Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following nine director nominees for election at the Annual Meeting, each to hold office for a one-year term expiring at the annual meeting of stockholders in 2027 or until a successor is elected and qualified: Daniel E. Coughlin, Katie A. Lorenson, Randy L. Newman, Galen G. Vetter, Janet O. Estep, Mary E. Zimmer, John Uribe, Nikki L. Sorum and Jeffrey W. Bolton. Proxies cannot be voted for more than nine director nominees. All of the director nominees are currently serving on the Board.

All of the director nominees have consented to serve. If for any reason any nominee becomes unavailable for election, the Board may designate a substitute nominee, in which event the shares represented by proxies properly returned to the Company will be voted for the substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

The nine individuals receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company. In an uncontested election, all director nominees will be elected if they receive at least one vote “FOR” their election. Abstentions, votes to “withhold” and broker non-votes, if any, will not affect the outcome of the election. Proxies properly signed and returned will be voted “FOR” each of the nominees for director unless you specify otherwise.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

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INFORMATION ABOUT THE DIRECTOR NOMINEES

The following table describes the business experience of each director nominee, as well as their qualifications to serve on the Board. No nominee has any family relationship, as defined by Item 401 of Regulation S-K, with any other executive officer or any of our current directors.

Nominees

Daniel E. Coughlin Director, Chairman

Age: 63 Director since: 2016 Committees: ■ Nominating and Corporate Governance ■ Audit

Mr. Coughlin, a director of the Company since 2016, served as the Managing Director and Co-Head of the Financial Services Practice at Raymond James & Associates from 2011 until his retirement in 2014.

■  Beginning in 2001, Mr. Coughlin served as Chairman and CEO of Howe Barnes Hoefer & Arnett prior to its 2011 merger with Raymond James and served eight additional years with Howe Barnes Hoefer & Arnett in various capacities.

■  Mr. Coughlin also spent seven years with the Federal Reserve Bank of Chicago, where he assessed the competitive implications of bank mergers and acquisitions.

■  We consider Mr. Coughlin to be qualified for service on the Board and the committees on which he serves because of his over 40 years of financial services experience, and knowledge and experience in areas such as strategic planning, risk management, mergers, and acquisitions, and capital formation.

Katie A. Lorenson Director, President and Chief Executive Officer

Age: 45 Director since: 2021

Ms. Lorenson serves as the President and Chief Executive Officer of the Company after being named to those positions in 2021. Ms. Lorenson joined the Company as Executive Vice President and Chief Financial Officer in December 2017 and assumed leadership over the Company’s retirement, wealth management, mortgage and banking product areas in 2020.

■  Ms. Lorenson is a seasoned executive with extensive experience overseeing financial service organizations and product and services management, previously serving as Chief Financial Officer at MidWestOne Financial Group, Inc.

■  Ms. Lorenson formerly served as Chief Financial Officer for Central Bancshares, Inc. which was acquired by MidWestOne Financial Group, Inc. in 2015. Prior to these roles, Ms. Lorenson served as Manager on the Financial Institutions Team for RSM (formerly, McGladrey & Pullen).

■  We consider Ms. Lorenson to be a qualified candidate for service on the Board because of her management and leadership experience as the Chief Executive Officer and President of the Company and her extensive experience in banking and prior financial leadership roles.

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Randy L. Newman Director

Age: 72 Director since: 1988 Committees: ■ Risk (Chair) ■ Nominating and Corporate Governance

Mr. Newman, a director of the Company since 1995, joined the Company, formerly First National Bank of North Dakota in 1981, and became its President in 1987 and its Chief Executive Officer in 1995. He served in those roles until he retired on January 1, 2022.

■  Prior to joining the Company, Mr. Newman taught Corporate Finance and Business Strategy courses at the University of North Dakota. He was a director of the Federal Home Loan Bank of Des Moines from 1997 to 2007.

■  Mr. Newman served as a Class A Director of the Federal Reserve Bank of Minneapolis from 2012 to 2018.

■  Mr. Newman received his BSBA in 1975 and his MBA in 1979 from the University of North Dakota.

■  We consider Mr. Newman to be qualified for service on the Board and the committees on which he serves because of his deep experience in the banking industry, strategic planning, mergers and acquisitions and knowledge of the Company gained during his tenure with us as our former Chief Executive Officer.

Galen G. Vetter Director

Age: 74 Director since: 2013 Committees: ■ Audit (Chair) ■ Compensation

Mr. Vetter has served as a director of the Company since 2013. Mr. Vetter has varied and broad board of director experience, having served on over a dozen boards over the past three decades.

■  Mr. Vetter is a retired CPA with an extensive background, including executive-level positions at Franklin Templeton Investments and RSM.

■  Mr. Vetter’s roles at RSM included Partner In-Charge of the Upper Midwest Region and National Executive Partner, with leadership responsibilities for financial management, information technology, and development of professional services industry practices.

■  As CFO and Senior Vice President at Franklin Templeton, Mr. Vetter’s responsibilities included oversight of accounting, financial compliance, and filings in dozens of counties for the funds.

■  Mr. Vetter holds a Bachelor of Science degree with an accounting emphasis from the University of Northern Iowa.

■  We consider Mr. Vetter to be qualified for service on the Board and the committees on which he serves because of his extensive experience in financial oversight and leadership roles, prior board experiences at other companies, accounting and finance knowledge and his qualification to serve as the Audit Committee’s financial expert.

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Janet O. Estep Director

Age: 69 Director since: 2021 Committees: ■ Nominating and Corporate Governance (Chair) ■ Risk

Ms. Estep, a director of the Company since October 2021, is the former Chief Executive Officer and President of Nacha, the governing body for the US ACH payment network, a position she held from 2008 until 2019.

■  Before joining Nacha, Ms. Estep served as Executive Vice President of U.S. Bank’s Transaction Services Division. Ms. Estep previously led the sales and marketing teams of Pace Analytical and was general manager of its major environmental lab location.

■  Before Pace Analytical, Ms. Estep developed extensive technology knowledge through many field and headquarters positions with IBM, managing sales teams and product development for both hardware and software.

■  Ms. Estep received a B.A. in Economics and Psychology from St. Olaf College. She previously served on the board of ACI Worldwide (Chair of the Governance Committee and member of the Audit/Risk Committee), a Nasdaq-listed global payments software provider.

■  We consider Ms. Estep to be qualified for service on the Board and the committees on which she serves because of her over 35 years as an accomplished executive with experience in financial services and technology in areas such as digital technology, electronic payments, strategic planning, mergers and acquisitions, product development and sales, risk management, and regulatory oversight.

Mary E. Zimmer Director

Age: 63 Director since: 2021 Committees: ■ Compensation (Chair) ■ Nominating and Corporate Governance

Ms. Zimmer, a director of the Company since October 2021, is the former Regional President for Wells Fargo Advisors’, or WFA, wealth management business.

■  In her role as Regional President of WFA, Ms. Zimmer led the Northern Region covering ten states across the Midwest and Northwest. Ms. Zimmer later launched and led WFA’s Diverse Client Segments team.

■  Prior to WFA, Ms. Zimmer held leadership roles at Royal Bank of Canada U.S. Wealth Management, including Head of International Wealth USA, Head of Wealth Management Services, and Chief Operating Officer/Chief Administrative Officer.

■  Before beginning her wealth management career, Ms. Zimmer worked in public accounting as a licensed CPA at Arthur Young, now Ernst & Young.

■  Ms. Zimmer received her B.A. in Business and Accounting at the University of Saint Thomas and her M.B.T. in Business Taxation at the University of Minnesota – Carlson School of Management.

■  We consider Ms. Zimmer to be qualified for service on the Board and the committees on which she serves because she brings over 35 years of experience in financial services with an extensive background in wealth management, capital markets, strategic planning, client segmentation, and product development.

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John Uribe Director

Age: 58 Director since: 2023 Committees: ■ Audit ■ Risk

Mr. Uribe, a director of the Company since December 2023, is the current Chief Financial Officer at Blue Cross and Blue Shield of Minnesota, a position he has held since 2022.

■  Prior to his appointment as Chief Financial Officer at Blue Cross and Blue Shield of Minnesota, Mr. Uribe served as Vice President of Corporate Development and Interim Treasurer since 2012. Before joining Blue Cross, Mr. Uribe served in various finance leadership roles at RedBrick Health, GE Commercial Finance-Fleet Services, Schwann’s, and General Mills.

■  Mr. Uribe is a board member of the Bakken Museum.

■  Mr. Uribe holds a bachelor’s degree in accounting and an MBA in finance and international business from Indiana University Bloomington.

■  We consider Mr. Uribe to be qualified for service on the Board and the committees on which he serves because of his more than 30 years of financial and strategic leadership experience with expertise in mergers and acquisitions, financial planning and analysis, and general management.

Nikki L. Sorum Director

Age: 65 Director since: 2023 Committees: ■ Compensation ■ Risk

Ms. Sorum, a director of the Company since December 2023, brings 40 years of experience as a leader in the financial services industry. She was an executive at Thrivent for two decades, including leading Sales and Distribution, a position she held from 2020 until 2023.

■  Prior to her time at Thrivent, Ms. Sorum served in Senior Vice President roles at RBC Wealth Management and was a partner at McKinsey & Co. in London, Chicago and Minneapolis.

■  Ms. Sorum currently serves on the board of Foresters Financial (member of Audit Committee and Risk and Investments Committee), a multi-national life insurance company based in Toronto, Canada.

■  Ms. Sorum holds a bachelor’s degree in economics from the University of Minnesota Twin Cities and an MBA from Harvard Business School.

■  We consider Ms. Sorum to be qualified for service on the Board and the committees on which she serves because of her 40 years of experience as a leader in the financial services industry with deep experience in wealth management services, talent management, strategic planning, and leadership.

2026 Proxy Statement	11

Jeffrey W. Bolton Director

Age: 70 Director since: 2024 Committees: ■ Compensation ■ Audit Other public boards: ■ Enhabit Home Health and Hospice

Mr. Bolton, a director of the Company since October 2024 who joined the Board in connection with the Company's acquisition of HMN Financial, Inc., has served as an independent consultant for health services and economic development firms since February 2022. Mr. Bolton is currently the CEO of Bolton Advisory, LLC. Previously, he served as chief administrative officer of the Mayo Clinic from 2013 to 2021 and as its chief financial officer from 2002 to 2013.

■  Prior to working for the Mayo Clinic, Mr. Bolton held various business and finance-related positions at Carnegie Mellon University, including chief financial officer and vice president for business and planning.

■  Mr. Bolton currently serves as chair of the board of Enhabit Home Health and Hospice (Audit and Finance Committee and Nominating and Corporate Governance Committee), a NYSE-listed company. Mr. Bolton previously served on the board of directors of HMN Financial, Inc. (chair of Audit Committee and member of Governance and Nominating committee), a Nasdaq-listed financial institution holding company.

■  Mr. Bolton holds a bachelor’s degree from Pennsylvania State University, and master’s degrees in business administration and social work from the University of Pittsburgh.

■  We consider Mr. Bolton to be qualified for service on the Board and the committees on which he serves because of vast experience in various financial leadership roles, prior experience as a director on the board of another publicly traded financial institution holding company and experience in strategic leadership.

BOARD DIVERSITY

In assessing Board composition and prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews a number of attributes with respect to each existing director, including diversity of experience, skills and contributions that the existing director brings to the Board. Our Board is comprised of nine directors, five of whom identify as male and four of whom identify as female. One of the male directors identifies as Hispanic or Latinx.

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Corporate Governance and The Board of Directors

We currently have nine directors serving on our Board, a majority of whom we have determined to be “independent,” as that term is defined by the Nasdaq Stock Market (“Nasdaq”). Our Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards and based on information provided by each director concerning his or her background, employment and affiliations, our Board has affirmatively determined that, with the exception of Ms. Lorenson, each of our current directors is an independent director, as defined under the applicable rules. The Board determined that Ms. Lorenson does not qualify as an independent director because she is an executive officer of the Company and the Bank.

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Ms. Lorenson, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations, our Certificate of Incorporation and Bylaws.

The current charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are available on the Company’s website at investors.alerus.com.

BOARD AND COMMITTEE MEETINGS

During the fiscal year ended December 31, 2025, the Board held four regular meetings and three special meetings. During 2025, all directors attended all regular and special Board meetings and all committee meetings for the committees on which they served. In 2026, the full Board intends to meet at least four times with special meetings held from time to time when necessary and through committee membership, which is discussed below.

The Board also regularly holds executive sessions of the independent members of the Board, without inside directors or executive management present. Our independent Chairman, Mr. Coughlin, serves as Chairman at these executive sessions. The Chairman is responsible for coordinating with the Chief Executive Officer to set the agenda for Board meetings and advising the Chief Executive Officer on various Board matters.

COMMITTEE STRUCTURE

The Board exercises certain of its powers through the following committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Each committee has a charter that addresses its purpose, authority, and responsibilities and contains other provisions relating to membership and meeting requirements. As required by its charter, each committee annually reviews and assesses its charter, but may recommend amendments at any time. In addition, each charter requires the committee to annually review its performance. Each committee has the authority to engage outside advisors to the extent it considers appropriate to assist the committee in its work. Each committee is comprised of independent directors only, and each independent director sits on at least two committees. Each committee chair reports to the full Board on the matters undertaken at each committee meeting.

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The following table summarizes the current membership of each of the committees of the Board:

NOMINATING AND
CORPORATE
	AUDIT	COMPENSATION	GOVERNANCE	RISK
DIRECTOR NAME	COMMITTEE	COMMITTEE	COMMITTEE	COMMITTEE
Daniel E. Coughlin	X		X
Randy L. Newman			X	Chair
Galen G. Vetter	Chair	X
Janet O. Estep			Chair	X
Mary E. Zimmer		Chair	X
John Uribe	X			X
Nikki L. Sorum		X		X
Jeffrey W. Bolton	X	X

The following is a summary of the functions of each committee:

Audit Committee

Our Audit Committee currently consists of Galen G. Vetter (Chair), Daniel E. Coughlin, John Uribe , and Jeffrey W. Bolton. Our Board has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under Nasdaq rules; (ii) each of the members satisfies the additional independence standards under Nasdaq rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, our Board has determined that each of Mr. Vetter, Mr. Bolton and Mr. Uribe possesses the financial sophistication required under Nasdaq rules based on his respective experience and background. Our Board has determined that each of Mr. Vetter, Mr. Bolton and Mr. Uribe qualify as an “audit committee financial expert,” as that term is defined under applicable SEC rules. The Audit Committee met five times in 2025.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at investors.alerus.com. As described in its charter, our Audit Committee has responsibility for, among other things:

■	selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors and overseeing the work done by the Company’s independent auditors;
■	at least annually, reviewing all relationships between our independent auditors and the Company that may impact the objectivity and independence of the independent auditors;
■

reviewing with management, the internal audit department and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures;

■	reviewing our earnings releases and reports filed with the SEC;
■	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
■	reviewing, approving and overseeing transactions for potential conflicts of interest under our Company’s conflict of interest policy; and
■	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Compensation Committee

Our Compensation Committee currently consists of Mary E. Zimmer (Chair), Galen G. Vetter, Nikki L. Sorum, and Jeffrey W. Bolton. Our Board has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that all of the members of our Compensation Committee are “independent” under applicable SEC and Nasdaq rules and also satisfy the additional independence standards under Nasdaq rules for compensation committee service. The Compensation Committee met four times in 2025.

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Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation Committee is available on our website at investors.alerus.com. As described in its charter, our Compensation Committee has responsibility for, among other things:

■

reviewing and approving annually the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and determining and approving the Chief Executive Officer’s compensation level based on annual performance evaluations;

■	reviewing and approving the compensation programs, awards and other compensation structures of all other executive officers;
■	determining stock ownership guidelines for the Chief Executive Officer, directors and other executive officers and monitoring compliance with such guidelines;
■

reviewing, approving and, when appropriate, recommending to our Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by our stockholders, and administering such plans;

■

reviewing and discussing with management the Compensation Discussion and Analysis disclosure (“CD&A”) and the related executive compensation information, recommending the CD&A and related executive compensation information be included in our annual report on Form 10-K and proxy statement, and producing the Compensation Committee report on executive officer compensation required to be included in our proxy statement or annual report; and

■	handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees or members of management as the Compensation Committee may deem appropriate in its sole discretion. Non-employee director compensation and benefits for service on the Board and any Board committees are reviewed at least once per year by the Compensation Committee which recommends changes, if any, to such compensation and benefits to our Board (including any named executive officer members thereof) for approval.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Janet O. Estep (Chair), Randy L. Newman, Daniel E. Coughlin, and Mary E. Zimmer. Our Board has evaluated the independence of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee is “independent” under Nasdaq rules. The Nominating and Corporate Governance Committee met four times in 2025.

Our Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Nominating and Corporate Governance Committee is available on our website at investors.alerus.com. As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

■

identifying and screening individuals qualified to become members of our Board, consistent with criteria approved by the Board and memorialized in the Company’s Corporate Governance Guidelines, and recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board;

■	developing and recommending to the Board a set of corporate governance guidelines applicable to our Company and reviewing these guidelines at least once a year;
■

reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and as committee Chair annually; and

■	handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

In carrying out its nominating functions, the Nominating and Corporate Governance Committee has developed qualification criteria for all potential director nominees, including incumbent directors, Board nominees and stockholder nominees included in the proxy statement. These criteria include the following attributes:

■	integrity and high ethical standards in the nominee’s professional life;
■	sufficient educational and professional experience, business experience, or comparable service on other boards of directors to qualify the nominee for service on the Board;
■	evidence of leadership and sound judgment in the nominee’s professional life;
■	a willingness to abide by any published code of ethics for our Company;
■	a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a Board member; and
■	diversity of viewpoints, background, experience and other demographics.

The Nominating and Corporate Governance Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with Nasdaq rules (to ensure that, at all times, at least a majority of our directors are independent). In previous years the Company has used a third-party search firm to conduct searches for director candidates.

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Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the following attributes with respect to each existing director:

■	Board and committee attendance and performance;
■	age and length of Board service;
■	diversity of experience, skills and contributions that the existing director brings to the Board;
■	independence and any conflicts of interest; and
■	any significant change in the director’s professional status or work experience, including in the attributes considered for initial Board membership.

The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by stockholders that are supported by adequate information about the candidates’ qualifications and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders.

Risk Committee

Our Risk Committee currently consists of Randy L. Newman (Chair), Janet O. Estep, Nikki L. Sorum and John Uribe, each of whom is independent from management of our Company and Bank. The Risk Committee met four times in 2025.

Our Risk Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Risk Committee is available on our website at investors.alerus.com. As described in its charter, our Risk Committee has responsibility for, among other things:

■	overseeing management’s establishment of a risk management vision and annually making recommendations to our Board regarding our Company’s risk appetite statement;
■	annually reviewing and approving our Company’s overall risk management framework;
■	annually reviewing and approving our Company’s general enterprise risk policy;
■	reviewing management reports summarizing our Company’s enterprise level risk profile; and
■	handling such other matters that are specifically delegated to the Risk Committee by our Board from time to time.

STOCKHOLDER COMMUNICATION AND ENGAGEMENT

Communication and Engagement with the Board and Executive Management

Although we do not have a formal policy regarding director attendance at the Annual Meeting, we encourage and expect all of our directors to attend. In 2025, all but one of our directors serving at the time of the 2025 annual meeting were present at the 2025 annual meeting.

Since last year’s annual meeting of stockholders, the Company’s Board and executive management team have made efforts to hold discussions with a number of the Company’s retail and institutional stockholders. These conversations ensure the Company is considering stockholder input, addressing their concerns, and gaining valuable perspective on its strategy. Feedback from stockholders was shared with the Board and executive management, contributing to strong governance and transparency with stockholders. These exchanges help us focus on the issues that matter most to our stockholders and supports our efforts to share our strategic vision.

General Communications with the Board

Stockholders may contact our Board by contacting Katie A. Lorenson, President and Chief Executive Officer, Alerus Financial Corporation at 401 Demers Avenue, Grand Forks, North Dakota 58201 or (701) 795‑3200.

NOMINATIONS OF DIRECTORS AND STOCKHOLDER PROPOSALS

The matters to be considered and brought before any annual or special meeting of our stockholders are limited to only those matters as shall be brought properly before such meeting in compliance with the procedures set forth in our Bylaws. For proposals to be brought by a stockholder of the Company and voted upon at an annual meeting, including with respect to the nomination of a director other than the Board’s nominees, the stockholder must deliver written notice of the proposal to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the stockholder’s notice shall be given in the manner provided in our Bylaws by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive office not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. Any stockholder’s notice to the Company’s Secretary must include the information required by SEC rule 14a-19, and Section 1.12 of our Bylaws: (a) a brief description and the text of the proposal desired to be brought before the annual meeting and the reasons why such stockholder favors the proposal; (b) the name and address of the stockholder proposing such business; (c) the number of shares of our Common Stock or other equity or debt securities beneficially owned by such stockholder on the date of such stockholder’s notice; and (d) any financial or other interest of such stockholder in the proposal. Stockholders should refer to the full text of our advance notice provisions contained in Section 1.12 of our Bylaws.

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Written notice of stockholder proposals to be brought at our 2027 annual meeting of stockholders in accordance with the above procedures must be delivered to our Secretary no earlier than January 14, 2027 and no later than February 13, 2027, unless an Other Meeting Date occurs with respect to the 2027 annual meeting of stockholders, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.

In lieu of the foregoing notice procedures, stockholders seeking to submit a proposal for inclusion in our proxy statement for the 2027 annual meeting of stockholders must follow the procedures and meet the other requirements outlined in Rule 14a‑8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we must receive such proposal at our principal executive office on or before December 2, 2026.

Any proposals, notices or nominations must be sent to the attention of our Secretary at Alerus Financial Corporation, 401 Demers Avenue, Grand Forks, North Dakota 58201. A copy of our Bylaws, which we included as Exhibit 3.2 to our Form S‑1 filed with the SEC on August 16, 2019, can be accessed through the SEC’s website at www.sec.gov.

BOARD LEADERSHIP STRUCTURE

Our Board does not have a formal policy requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. It is our directors’ view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.

Currently, the positions of Chairman and Chief Executive Officer are separate and held by Mr. Coughlin and Ms. Lorenson, respectively. As noted above, Mr. Coughlin is considered an “independent” director.

The Board believes, based on a review of the factors outlined above, that having a director other than the Chief Executive Officer serving as Chairman of the Board is in the best interest of stockholders. The Board and its Nominating and Corporate Governance Committee believe that this structure will be useful in providing consistent oversight of management and strategic direction to the Company. The Board expects Ms. Lorenson to take the lead in developing the strategic plan for the Company, providing day-to-day leadership and managing the performance of the Company. The Board expects the Chairman to lead the Board meetings, participate in committee meetings and advise Company management. The Board intends to periodically review the Company’s leadership structure and make changes as dictated by the circumstances and the best interests of the stockholders.

BOARD OVERSIGHT OF RISK MANAGEMENT

Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face, and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

The Risk Committee of our Board oversees our enterprise-wide risk management framework and corporate risk function, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics and risk appetite statement developed by management and approved by the Risk Committee. The Board, both as a whole and through its Risk Committee, is responsible for the oversight of cybersecurity risks. In that role, the Board and the Risk Committee, with support from the Company’s cybersecurity advisors, are responsible for ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed. To carry out those duties, both the Board and the Risk Committee receive quarterly reports from the Company’s management team regarding cybersecurity risks and the Company’s efforts to prevent, detect, mitigate and remediate any cybersecurity incidents. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of our Board has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating and Corporate Governance Committee of our Board oversees risks associated with the independence of our Board and potential conflicts of interest.

Our executive management team is responsible for implementing and reporting to our Board regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis. Our executive management team is also responsible for creating and recommending to our Board for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

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The role of our Board in risk oversight is consistent with our leadership structure, with the members of our executive management team having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2025, Mary E. Zimmer, Jeffrey Bolton, Galen G. Vetter, and Nikki L. Sorum served on our Compensation Committee. None of the members of our Compensation Committee is or has been an officer or employee of the Company, or has had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

CORPORATE GOVERNANCE GUIDELINES

We have a set of Corporate Governance Guidelines in place that applies to all of our directors and employees. The guidelines set forth certain standards, requirements, and best practices that we expect all of our directors and employees to follow and is available on our website at investors.alerus.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow and is available on our website at investors.alerus.com. In accordance with SEC rules, we intend to disclose on the “Investor Relations” section of our website any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

DIRECTOR COMPENSATION

Every year, our Compensation Committee reviews the competitiveness of our compensation for non-employee directors based on the results of an analysis by the Compensation Committee’s independent compensation consultant. We compensated our non-employee directors in 2025 with an annual retainer and additional fees for meeting attendance and service as a committee chair or as Board Chairman. Our annual retainer consisted of a cash payment of $40,000 and a grant of Company restricted stock with a grant date value equal to $50,000 with a vesting period extending from the grant date through the earlier of the first anniversary of the grant date and the next annual meeting of stockholders. Following the 2025 annual meeting of stockholders, Committee Chair fees increased as follows: Audit Committee Chair fees increased from $10,000 to $12,500 and Compensation Committee Chair fees increased from $8,000 to $8,500. In 2025, Mr. Vetter received $11,250 for serving as the Audit Committee Chair. Ms. Estep and Mr. Newman each received $8,000 for serving as the Nominating and Corporate Governance Committee Chair and the Risk Committee Chair, respectively, and Ms. Zimmer received $8,250 for serving as the Compensation Committee Chair. Mr. Coughlin received $30,000 for serving as Board Chairman in 2025. In the instance of special meetings held during 2025, directors received $1,000 for meetings of three hours or less, and $2,000 for meetings longer than three hours.

The following table sets forth information regarding 2025 compensation for each of our non-employee directors. None of the directors receives any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as described above and as set forth below.

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	TOTAL
Daniel E. Coughlin	$75,000	$49,999	$124,999
Randy L. Newman	$52,000	$49,999	$101,999
Galen G. Vetter	$55,250	$49,999	$105,249
Janet O. Estep	$52,000	$49,999	$101,999
Mary E. Zimmer	$52,250	$49,999	$102,249
John Uribe	$44,000	$49,999	$93,999
Nikki L. Sorum	$44,000	$49,999	$93,999
Jeffrey W. Bolton	$44,000	$49,999	$93,999

(1)

Reflects $40,000 in annual cash retainer fees, Board and committee Chair fees as described above, as well as meeting and education event fees. Directors may elect to defer up to 100% of their annual cash fees under the terms of the Deferred Compensation Plan, as described in more detail below. In 2025, both Mr. Vetter and Ms. Sorum elected to defer 100% of their annual cash fees.

(2)	The stock awards were granted under the Company's 2019 Equity Incentive Plan subject to a one-year vesting term as described above.

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EXECUTIVE OFFICERS

The business and banking background and experience of each of our executive officers, other than Ms. Lorenson, who also serves as a director and whose background and experience are set forth above, for at least the past five years is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

Alan A. Villalon Executive Vice President and Chief Financial Officer

Age: 52 4 years with Alerus

Mr. Villalon joined the Company as Executive Vice President and Chief Financial Officer in 2022. He has over 25 years of industry experience, including a distinct background in financial analysis and investor relations.

■  Mr. Villalon previously served as Deputy Director of Investor Relations and Senior Vice President at U.S. Bank, a position he held from 2020 until 2022.

■  Prior to U.S. Bank, Mr. Villalon spent most of his career in equity analyst research roles, including serving as a Senior Research Analyst at Thrivent Financial, Nuveen Asset Management/First American Funds Advisors, and Federated Investors.

■  Mr. Villalon holds a Bachelor’s degree in accounting from the University of Notre Dame and a Master’s degree in business administration from Carnegie Mellon University.

Jim R. Collins Executive Vice President and Chief Banking and Revenue Officer

Age: 54 4 years with Alerus

Mr. Collins serves as Executive Vice President and Chief Banking and Revenue Officer, a position he has occupied since 2022, overseeing our Company’s banking and wealth revenue-related functions including sales and business development, client segmentation, and client servicing. Mr. Collins has more than 30 years of commercial banking experience.

■  Before joining the Company, Mr. Collins served as the Minnesota regional Chief Executive Officer and President of corporate banking for Old National Bank.

■  Mr. Collins’ past experience includes various leadership roles for Anchor Bank over 13 years, including Senior Vice President of Commercial, Community and Wealth when Anchor Bank was acquired by Old National Bank in 2017.

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Karin M. Taylor Executive Vice President and Chief Operating Officer

Age: 58 8 years with Alerus

Ms. Taylor serves as Executive Vice President and Chief Operating Officer and joined the Company in 2018. Ms. Taylor has more than 35 years of industry experience

■  Ms. Taylor previously served as Chief Risk Officer at MidWestOne Bank and, prior thereto, as Chief Risk Officer for Central Bank, which was acquired by MidWestOne Financial Group, Inc. in 2015.

■  Prior to these roles, Ms. Taylor served as the Director of Risk Management Consulting at RSM (formerly, RSM McGladrey).

■  Ms. Taylor received a Bachelor of Arts degree from St. Olaf College and graduated with honors from the Graduate School of Banking at the University of Colorado, Boulder in 2018.

Forrest R. Wilson Executive Vice President and Chief Retirement Services Officer

Age: 56 2 years with Alerus

Mr. Wilson joined Alerus as Executive Vice President and Chief Retirement Services Officer in 2024. In this role, he is responsible for the overall leadership and direction of Alerus’ retirement and benefits division, which serves third-party advisors, plan sponsors, and participants nationwide.

■  Mr. Wilson is a well-rounded retirement industry professional with over 25 years of experience on both the platform/recordkeeping and investment sides of the business. He has extensive knowledge in sales and distribution growth, product oversight and strategy, acquisitions, digital engagement, implementation, and service delivery, and has experience with all types of defined contribution plans.

■  Before joining the Company, Mr. Wilson served as Senior Vice President of Retirement Plans Sales and Distribution at Ameritas Mutual Holding Company.

■  Mr. Wilson holds a bachelor’s degree in marketing from Central Connecticut State University and an MBA in finance and marketing from New York University Stern School of Business.

Missy S. Keney Executive Vice President and Chief Engagement Officer

Age: 44 21 years with Alerus

Ms. Keney serves as Executive Vice President and Chief Engagement Officer, a position she has occupied since 2022, overseeing our Company’s employee and client engagement strategies, including strategic alignment and planning in the areas of marketing and client experience, human resources, and facilities.

■  Ms. Keney joined the Company in 2005 and previously served as the Company’s Director of Marketing and Client experience.

■  Ms. Keney received a Bachelor of Science degree in business administration from North Dakota State University and also earned the Certified Financial Marketing Professional designation through the Institute of Certified Bankers.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation philosophy and policies as applicable to the named executive officers (“NEOs”) listed below for 2025. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as the rationale for specific decisions related to the fiscal year ended December 31, 2025.

NAMED EXECUTIVE OFFICERS

Our NEOs for 2025, which consist of our principal executive officer, our principal financial officer, and the Company’s three other most highly compensated executive officers, were:

■	Katie A. Lorenson, President and Chief Executive Officer;
■	Alan A. Villalon, Executive Vice President and Chief Financial Officer;
■	Jim R. Collins, Executive Vice President and Chief Banking and Revenue Officer;
■	Karin M. Taylor, Executive Vice President and Chief Operating Officer; and
■	Forrest R. Wilson, Executive Vice President and Chief Retirement Services Officer.

OUR COMPENSATION PHILOSOPHY AND GOVERNANCE PRACTICES

The Compensation Committee, which consists solely of independent directors, oversees our compensation program and reviews and approves the compensation of our NEOs. The primary objectives of our executive compensation program are to (1) align compensation programs with stockholder interests, (2) utilize compensation programs that support the Company’s core values and promote high ethical standards, (3) incorporate risk management features that encourage prudent decision-making without excessive risk, (4) ensure compensation programs reflect regulatory guidance, and (5) attract, motivate, and retain talented individuals. Our Board believes the executive compensation packages that we provide to our executives, including our NEOs, should include both cash and equity components that reward performance as measured against established Company goals. We compensate our NEOs with a combination of base salary, annual cash incentive bonuses, annual grants of equity, and other benefits (including perquisites). Each element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

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Elements of Compensation

The Compensation Committee reviews and evaluates all components of each NEO’s total compensation package, including cash payments and non-cash incentives and benefits. The chart below summarizes the major elements of NEO compensation.

Pay Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2025 Decisions
Base Salary	Fixed compensation paid in cash. Reviewed annually and adjusted when appropriate.	Provide a competitive base salary to attract and retain critical executive talent.	Experience, industry knowledge, peer data, company performance, and individual performance.	Base salary increases ranged from 4.0% to 7.1%.
Annual Bonus	Variable compensation paid in cash. Target bonuses are established as a percentage of annual salary, and payment is capped at 150% of target.	Motivate and reward executive officers for delivering on annual financial objectives that contribute to the creation of stockholder value.	Market practices with payouts based on level of achievement of Company performance goals.	Annual bonus paid out at 141% of target for all NEOs.
Long-Term Incentives	Variable compensation paid in restricted stock units. NEOs receive 60% performance-based restricted stock units capped at 150% of target, and 40% time-based restricted stock units.	Motivate executives to execute on longer-term financial goals that drive the creation of stockholder value in support of the Company’s strategic direction.	Market practices with payouts based on level of achievement of Company performance goals.

Performance-based restricted stock units for the 2023-2025 Long-Term Incentive Plan paid out at 112% based on performance against three-year Cumulative Net Income target (as described in the "Equity Awards  - Long-Term Incentive Plan" section below).

Other Compensation and Perquisites	Compensation to provide basic competitive benefits.	Provide a base level of competitive compensation to attract and retain critical executive talent.	Periodic assessment of competitive offerings.	Beginning in 2025, a Company contribution to a non-qualified deferred compensation plan was provided to all executives.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies, and programs relating to the NEOs. The Compensation Committee is comprised of independent directors of the Board. The Compensation Committee works very closely with its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is available on our investor relations website at investors.alerus.com.

Members of our Board are, generally, free to attend committee meetings even where such Board members are not members of the particular committee, unless they are excluded by the committee. The Compensation Committee sometimes receives input from other members of the Board as the Compensation Committee is deliberating executive compensation-related matters. The Compensation Committee considers such input if and as received, but does not specifically rely on such input in making executive compensation-related decisions.

Role of Executive Officers

As requested by the Compensation Committee, some members of management support the Compensation Committee’s review and consideration of executive compensation by providing information for the Compensation Committee’s review. The Compensation Committee relies upon the CEO’s assessment of each NEO’s individual performance. The Compensation Committee reviews and approves the corporate goals and objectives applicable to the compensation of the CEO and evaluates annually the CEO’s performance in light of those goals and objectives. The CEO also provides recommendations regarding compensation provided to NEOs (other than herself), technical and regulatory considerations, and input on program design and possible modifications.

The Compensation Committee holds final authority over all compensation decisions for the NEOs. The Compensation Committee has historically placed significant weight on the CEO’s recommendations with respect to compensation of NEOs (other than the CEO), but always maintains oversight and decisional authority with respect to NEO compensation. The CEO does not make recommendations to the Committee on her own pay levels. The Committee, in executive session, and without the CEO present, determines the pay levels for the CEO.

Independent Compensation Consultant

The Compensation Committee has the authority to directly select, engage, and terminate such counsel, consultants (including compensation consultants), and other experts it deems necessary or appropriate to assist it in carrying out its responsibilities. For 2025, the Compensation Committee retained FW Cook, a compensation consulting firm, to assess the effectiveness of the Company’s executive and director compensation programs. FW Cook is independent, reports directly to the Compensation Committee, and performs no other work for the Company other than assisting the Committee in its review of the Company’s executive and director compensation programs.

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The Compensation Committee utilized FW Cook’s 2025 reports to assist with executive and board compensation decisions in 2025, but did not rely solely on them. The Compensation Committee made all decisions based upon a balance of internal views, strategy, and external competitive factors, along with the outside perspective of FW Cook.

The Compensation Committee reviews the independence of its compensation consultants against the six “Independence Factors” described in the Nasdaq listing standards and applicable SEC guidance. For 2025, the Compensation Committee determined that FW Cook was independent.

Say-on-Pay Vote on Executive Compensation

We conducted our first say-on-pay vote at our 2025 annual meeting of stockholders, at which 90.75% of the votes cast were cast in favor of approving, on a non-binding, advisory basis, the 2024 compensation of our NEOs. Based on this outcome, the Compensation Committee concluded that stockholders generally support our executive compensation philosophy. Because we value the opinions of our stockholders, our Board and Compensation Committee will consider the outcome of the say-on-pay vote described in Proposal 2 of this Proxy Statement, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.

Best Practices

The Compensation Committee reviews its policies and procedures to ensure they are consistent with strong corporate governance guidelines with the intention that our compensation philosophies promote high ethical standards and encourage prudent decision-making without excessive risk.

What We Do	What We Don’t Do
Align pay and performance	No guaranteed bonuses for NEOs; incentive compensation may be reduced to zero if financial metrics are not met
Utilize a balanced mix of cash and equity compensation together with annual and long-term incentives	No excessive perquisites for our directors and NEOs
Independent third-party compensation consultant retained by and reports to the Compensation Committee	No uncapped incentive award payments
Peer group benchmarking	No highly leveraged incentive plans that encourage excessive risk taking
Maintain stock ownership guidelines for NEOs and directors	No hedging of stock
Maintain a clawback policy	No golden parachute excise tax gross ups
Conduct ongoing stockholder outreach and communications	No “single trigger” severance upon a change in control
Responsible use of shares under our 2019 Equity Incentive Plan	No dividends or dividend equivalents on unearned performance-based equity compensation

PEER GROUP SELECTION AND ANALYSIS

The Compensation Committee works with FW Cook to determine and utilize a peer group of publicly traded financial institutions which is typically evaluated annually and updated as needed. As part of this annual review, certain refinements were made to the 2025 peer group ("peer group") over the last year based on established screening criteria. The peer group is based on an analysis of publicly traded, diversified financial institutions to identify peers with similar characteristics to Alerus based on a variety of factors including commercial banks of similar asset size, financial performance, and similar business model traits such as more than 30% of revenue being driven by non-interest income or national companies with wealth management and similar assets under management. The Compensation Committee utilizes market data regarding the compensation practices of the peer group to establish compensation of the NEOs. The Compensation Committee benchmarks NEO compensation against the peer group median for each pay component, however the median is only a point of reference and NEOs may be positioned at a level less than or greater than the median based on time in position, experience, competitive pay objectives, and other factors. In connection with its 2025 analysis of the executive compensation peer group review, FW Cook compiled a market reference group of 16 publicly traded companies with stable-to-strong performance history. The Compensation Committee believes this peer group is appropriate for comparative analysis, but the Compensation Committee does not base its executive compensation decisions solely upon the peer group comparison. The companies included in this peer group used for 2025 compensation decisions are listed below:

■	Bank First Corporation (BFC) – Manitowoc, Wisconsin

■	Lakeland Financial Corporation (LKFN) – Warsaw, Indiana

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■	Cass Information Systems (CASS) – St. Louis, Missouri
■	Community Trust Bancorp (CTBI) – Pikeville, Kentucky
■	First Business Financial Services, Inc. (FBIZ) – Madison, Wisconsin
■	First Mid Bancshares (FMBH) – Mattoon, Illinois
■	First Western Financial (MYFW) – Denver, Colorado
■	German American Bancorp (GABC) – Jasper, Indiana
■	Great Southern Bancorp (GSBC) – Springfield, Missouri
■	Independent Bank Corporation (IBCP) – Grand Rapids, Michigan

■	Midland States Bancorp, Inc. (MSBI) – Effingham, Illinois
■	Northpointe Bancshares, Inc. (NPB) – Grand Rapids, Michigan
■	Peoples Bancorp Inc. (PEBO) – Marietta, Ohio
■	QCR Holdings, Inc. (QCRH) – Moline, Illinois
■	S&T Bancorp, Inc. (STBA) – Pennsylvania, Indiana
■	1st Source Corporation (SRCE) – South Bend, Indiana

2025 EXECUTIVE COMPENSATION PROGRAM

We compensate our NEOs with a combination of base salary, annual cash incentive bonuses, annual grants of equity, and other benefits (including perquisites). Each element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives, like equity awards, serve as an important retention mechanism and drive our NEOs to focus on long-term sustainable stockholder value creation. Based on our performance and consistent with the design of our program, the Compensation Committee made the following decisions relating to 2025 NEO compensation:

■	Base Salary. The Compensation Committee approved increases to base salaries for 2025 between 4.0% and 7.1%. See “Base Salary” within this CD&A for more information.
■

Annual Bonus. Based on circumstances that drove 2025 performance results, the Compensation Committee approved award payouts at 141% of target under the Company’s Short Term Incentive Plan. See “Annual Bonus - Short Term Incentive” within this CD&A for more information.

■

Equity Awards. Based on 2023-2025 financial performance, the Company approved award payouts at 112% of target for performance shares under the Company's Long-Term Incentive Plan. NEOs were also granted time-based equity awards for the 2023-2025 period. See “Equity Awards – Long-Term Incentive” within this CD&A for more information.

BASE SALARY

On an annual basis, the Compensation Committee reviews and approves base salaries of NEOs. Base salary levels set the foundation for direct compensation, since the opportunity levels of our incentive plans (short- and long-term) are defined as a percentage of base salary. When setting base salaries of the NEOs, the Compensation Committee considers input from FW Cook, the current market environment, and individual considerations with respect to each NEO. Individual considerations include professional experience and background of the NEO, the quality and effectiveness of their leadership at the Company, all other executive compensation including bonus, stock awards, retirement and other benefits and perquisites, and internal pay equity among the Company’s executives. The Committee approved raises for all NEOs for 2025 based on the factors described above. The base salaries for 2024 and 2025 are set forth below:

NAME	Position	2024 Base Salary	2025 Base Salary	Percent Change
Katie A. Lorenson	President and Chief Executive Officer	$600,000	$625,000	4.2%
Alan A. Villalon	Executive Vice President and Chief Financial Officer	$345,000	$360,000	4.3%
Jim R. Collins	Executive Vice President and Chief Banking and Revenue Officer	$445,000	$465,000	4.5%
Karin M. Taylor(1)	Executive Vice President and Chief Operating Officer	$378,000	$405,000	7.1%
Forrest R. Wilson	Executive Vice President and Chief Retirement Services Officer	$375,000	$390,000	4.0%

(1)	In January 2025, to reflect her additional responsibilities as our Chief Operating Officer, Ms. Taylor's base salary was increased by 7.1%.

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ANNUAL BONUS – SHORT-TERM INCENTIVE PLAN

The Company’s short term incentive plan (“STI Plan”) for NEOs sets forth performance incentives that are designed to provide annual cash awards that are payable if the Company meets or exceeds annual performance objectives approved by the Board. The purpose of the STI Plan is to incentivize our NEOs to drive Company performance metrics established by the Compensation Committee on an annual basis. Under the STI Plan, the Compensation Committee establishes a threshold, target, and maximum bonus as a percentage of annual base salary for each NEO. The Compensation Committee reviews this percentage annually as part of its total executive compensation review. Bonus pay out is based upon actual levels of achievement. The maximum an NEO can earn is 150% of the target opportunity, and the minimum an NEO can earn is 50% of the target opportunity. For performance below the threshold level, no incentive is earned for that metric. Award payouts for performance between the minimum and target, or for performance between the target and maximum is determined by linear interpolation.

As provided under the terms of the STI Plan, the Compensation Committee establishes Company performance metrics no later than February of the relevant year. The STI Plan does not include any individual performance metrics and is based solely on Company performance to align incentive pay with Company financial performance. The Compensation Committee has the right, in its sole and absolute discretion, to make adjustments to the Company performance metrics within the defined parameters set forth in the 2025 STI Plan including: to adjust for one-time, non-recurring, or extraordinary events as the Compensation Committee deems appropriate; to adjust any awards by considering factors such as regulatory compliance and credit quality; and to reduce, including a reduction to zero, any cash award otherwise payable.

In 2025, the Compensation Committee selected adjusted net income (“Adjusted Net Income”), a non-GAAP financial metric, adjusted total revenue ("Adjusted Total Revenue"), a non-GAAP financial measure, and return on equity (“Return on Equity” or “ROE”), a non-GAAP financial metric, as the Company’s performance metrics. Solely for purposes of measuring the Company’s achievement of performance metrics established under the STI Plan (and, as described below, the LTI Plan), the Compensation Committee calculated non-GAAP Adjusted Net Income, non-GAAP Adjusted Total Revenue, and non-GAAP ROE. To calculate 2025 Adjusted Net Income (“2025 ANI”), the Compensation Committee started with 2025 GAAP net income and excluded the loss on an investment securities sale during 2025, the net gain on sale of certain loans, one-time, merger and acquisition expenses related to the HMNF acquisition, and litigation expenses related to a legacy business previously sold by the Company. Adjusted Total Revenue, as calculated by the Compensation Committee solely for these incentive purposes, reflects 2025 GAAP net interest income, plus 2025 GAAP noninterest income, excluded the loss on an investment securities sale during 2025, less net gain on sale of certain loans. ROE, as calculated by the Compensation Committee solely for these incentive compensation purposes, reflects 2025 ANI divided by average stockholders’ common equity for the year. 2025 ANI was calculated as $70.183 million, Adjusted Total Revenue was calculated as $290.698 million, and ROE was calculated as 13.36% for 2025.

In determining the 2025 financial targets as noted in the table below, the Compensation Committee reviewed 2024 target levels and actual results along with management’s 2025 budgeting expectations. The 2025 ANI, Adjusted Total Revenue, and ROE targets include integration of the HMNF acquisition and growth in lending, deposit, wealth management and retirement when compared to 2024. The Compensation Committee believed that these performance metrics remained appropriate and aligned with long-term stockholder interests. Actual results for 2025 were above target, driven by the positive impact of the HMNF acquisition, which resulted in earnings-per-share accretion, as well as disciplined expense management, and continued growth across lending, deposits, wealth management, and retirement services.

The following table sets forth the target financial metrics and performance weightings as approved by the Compensation Committee for use in calculating the 2025 STI Plan incentive payouts.

PERFORMANCE METRICS	THRESHOLD	TARGET	MAXIMUM	WEIGHT	ACTUAL PERFORMANCE	PAYOUT
2025 ANI	85% of budgeted 2025 ANI $44.643 million	2025 ANI per budget $52.521 million	115% of budgeted 2025 ANI $60.399 million	50%	$70.183 million	75%
Adjusted Total Revenue	85% of budgeted Adjusted Total Revenue $236.932 million	Adjusted Total Revenue per budget $278.743 million	115% of budgeted Adjusted Total Revenue $320.554 million	25%	$290.698 million	28.6%
Return on Equity	85% of budgeted Return on Equity 8.48%	Return on Equity per budget 9.98%	115% of budgeted Return on Equity 11.48%	25%	13.36%	37.5%
Total Achievement						141%

The following table sets forth the cash awards to NEOs under the 2025 STI Plan:

NAME	TARGET BONUS (AS % OF SALARY)	TARGET BONUS	BONUS INCENTIVE PAID
Katie A. Lorenson	55%	$343,750	$484,688
Alan A. Villalon	40%	$144,000	$203,040
Jim R. Collins	40%	$186,000	$262,260
Karin M. Taylor	40%	$162,000	$228,420
Forrest R. Wilson	40%	$156,000	$219,960

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EQUITY AWARDS – LONG-TERM INCENTIVE PLAN

The NEOs are eligible for long-term equity incentive awards under the Alerus Financial Corporation Long-Term Incentive Plan (the “LTI Plan”). The equity incentive awards due pursuant to the LTI Plan are granted under the Company’s 2019 Equity Incentive Plan. The purpose of the LTI Plan is to enhance Company performance consistent with our corporate strategic values, focus our executives on long-term performance results consistent with the Company’s long-term strategic plan, strengthen the link between executive pay and performance through utilization of measurable Company goals, and strengthen the link between executives and our stockholders by creating a shared interest in the Company’s growth. Awards under the LTI Plan consist of performance-based and time-based restricted stock units rather than cash to provide for additional alignment with the stockholders and Company performance over the performance period.

The Committee establishes a threshold, target, and maximum award for each NEO, which is stated as a percentage of annual base salary. In 2025, 60% of the target award was delivered in the form of performance-based restricted stock units that are eligible to vest, if at least threshold performance metrics are achieved, based on the results of a three-year performance period starting January 1, 2025, and ending December 31, 2027, and 40% of the target award was delivered in the form of time-based restricted stock units that vest following a three-year vesting period ending February 26, 2028. Our award agreements provide that upon the expiration of a three-year performance-measuring period, participants will vest in a portion of the award relative to the performance of companies in the KBW Regional Bank Index at the start of the three-year performance period. The two performance measures, equally weighted, are relative three-year cumulative EPS CAGR growth and relative three-year Average Return on Equity. With respect to the performance-based restricted stock units, the maximum an NEO can earn is 150% of the target opportunity, and the minimum an NEO can earn is 50% of the target opportunity. For performance below the threshold level, no incentive is earned. Award payouts for performance between the threshold and target, or for performance between the target and maximum is determined by linear interpolation.

The performance target and award payout ranges for the performance-based restricted stock units granted during 2025 were as follows:

		PERCENTILE VS. KBW NASDAQ BANK INDEX			PAYOUT AS A % OF AWARD TARGET
PERFORMANCE METRIC	WEIGHT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Relative three-year cumulative EPS CAGR growth	50%	25th	50th	75th	50%	100%	150%
Relative three-year Average Return on Equity	50%	25th	50th	75th	50%	100%	150%

In 2025, the target LTI Plan awards were: 70% of base salary for Ms. Lorenson, 45% for Mr. Villalon, and 40% for each of Mr. Collins, Ms. Taylor, and Mr. Wilson. The terms of the 2019 Equity Incentive Plan are described in more detail below.

Prior to 2024, the LTI Plan performance metric was cumulative net income (“Cumulative Net Income”), a non-GAAP financial measure, which the Compensation Committee calculated by totaling 2023 ANI, 2024 ANI, and 2025 ANI. Among other terms, these awards provide that upon the expiration of a three-year performance-measuring period, participants are eligible to vest in a portion of the award relative to attainment of the Company’s target Cumulative Net Income goal. The maximum an NEO can earn is 150% of the target opportunity, and the minimum an NEO can earn is 50% of the target opportunity. For performance below the threshold, no incentive is earned. Award payouts for performance between the threshold and target, or for performance between the target and maximum, are determined by linear interpolation.

To calculate 2024 Adjusted Net Income (“2024 ANI”), the Compensation Committee started with 2024 GAAP net income and excluded one-time, merger and acquisition expenses related to the HMNF acquisition, and other severance and signing bonus expense. To calculate 2023 Adjusted Net Income (“2023 ANI”), the Compensation Committee started with 2023 GAAP net income and excluded loss on an investment securities sale during 2023, excluded severance and signing bonus expense, and adjusted for a tax adjustment related to the Metro Phoenix Bank acquisition.

The performance target for the 2023-2025 performance-based restricted stock units were as follows:

PERFORMANCE METRIC	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
Cumulative Net Income	80% of Target Cumulative Net Income $100.340 million	Cumulative Net Income $125.425 million	120% of Target Cumulative Net Income $150.510 million	$131.548 million

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In 2025, the Company approved award payouts at 112% for performance-based shares based on 2023-2025 Cumulative Net Income. NEOs were also granted time-based equity awards for the 2023-2025 period.

DEFERRED COMPENSATION

The Company maintains a deferred compensation plan called the Alerus Financial Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan went into effect on January 1, 2024 and allows for employee deferrals of base salary, bonus, and incentives, and discretionary Company contributions. Participants in the Deferred Compensation Plan are permitted the opportunity to accumulate earnings on their deferrals by selecting hypothetical investments from among those offered as investments funds under the Alerus Financial Corporation Safe Harbor 401(k) Plan (the “401(k) Plan”).

In December 2024, the Compensation Committee approved an Executive Restoration Plan as a component of the Deferred Compensation Plan designed to address gaps in retirement savings caused by IRS limits on compensation eligible for the Company’s 401(k) Plan and ESOP contributions. For 2025, the Company contributed amounts to the Deferred Compensation Plan that effectively replicate the additional amounts that would have been contributed under the tax-qualified 401(k) and ESOP if the participant’s compensation had not exceeded the statutory ceiling.

Ms. Lorenson, Mr. Villalon, Mr. Collins, and Ms. Taylor participated in the Deferred Compensation Plan in 2025 and their elective deferrals and Company contributions are detailed in the Nonqualified Deferred Compensation table below.

EQUITY PLANS

The Company currently maintains the 2009 Stock Plan and the 2019 Equity Incentive Plan, which are described immediately below.

2009 Stock Plan. Under the 2009 Stock Plan, the Compensation Committee was permitted to grant a wide variety of equity awards, including stock options, stock appreciation rights, restricted stock, and restricted stock units, in such forms and amounts as it deemed appropriate to accomplish the goals of the plan. The 2009 Stock Plan provided the Compensation Committee with broad discretion to determine the amounts, conditions and restrictions of each award and to adjust awards as necessary. As adjusted for a three-for-one stock split, 1,350,000 shares were available for issuance under the 2009 Stock Plan. Shares that were forfeited, subject to options that were cancelled or expired prior to exercise, withheld in connection with satisfaction of tax obligations, used by participants for payment of purchase price or otherwise subject to an award that was terminated became available for reissuance under the 2009 Stock Plan. Shares vested, became exercisable, and contained such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participant receiving the award. The 2009 Stock Plan provided for acceleration of vesting of stock options, stock appreciation rights, restricted stock, and restricted stock units upon a change in control. Following the approval of our 2019 Equity Incentive Plan by our stockholders, no additional awards may be granted under our 2009 Stock Plan.

2019 Equity Incentive Plan. The 2019 Equity Incentive Plan was adopted by our board on February 21, 2019, becoming effective on May 6, 2019, upon approval by our stockholders, and was amended on May 21, 2024. The 2019 Equity Incentive Plan is designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can, and do, contribute to such success and to further align their interests with those of the Company’s stockholders. Pursuant to the 2019 Equity Incentive Plan, the Compensation Committee may grant awards to eligible participants in the form of incentive and non-qualified stock options, stock awards, stock appreciation rights and other incentive awards. Up to 1,100,000 shares of Common Stock are available for issuance under the 2019 Equity Incentive Plan. As of December 31, 2025, 565,718 shares of Common Stock are still available for issuance under the 2019 Equity Incentive Plan. Awards vest, become exercisable, and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participants receiving the awards. The 2019 Equity Incentive Plan enables the Compensation Committee to set specific performance criteria that must be met before an award vests.

The 2019 Equity Incentive Plan allows for acceleration of vesting and exercise privileges of awards at the discretion of the Compensation Committee. If a participant is terminated for cause, then all vested and unvested awards are forfeited upon termination. In addition, unless otherwise provided in an award agreement, upon the occurrence of a change in control of the Company, all stock options and stock appreciation rights under the 2019 Equity Incentive Plan then held by the participant will become fully exercisable immediately, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2019 Equity Incentive Plan is not an obligation of the successor entity following a change in control, or (ii) the 2019 Equity Incentive Plan is an obligation of the successor entity following a change in control but the participant incurs a termination of service without cause or for good reason following the change in control. If vesting of an outstanding award is conditioned upon the achievement of performance measures, then, unless otherwise provided in an award agreement, (i) if, at the time of the change in control, the established performance measures are less than 50% attained, such award shall become vested and exercisable on a fractional basis with the numerator being the percentage of attainment and the denominator being 50% upon the change in control and (ii) if, at the time of the change in control, the performance measures are at least 50% attained, then such award shall become earned based on actual performance and vested immediately upon the change in control.

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BENEFITS AND OTHER PERQUISITES

Our NEOs are eligible to participate in the same benefit plans available to all of our eligible full-time and part-time employees, including medical, dental, vision, life, disability, and accidental death insurance. We also provide our employees, including our NEOs, with several retirement benefits. Our retirement plans are designed to assist our employees with planning for and securing appropriate levels of income during retirement. We believe these plans help us attract and retain quality employees, including executives, by offering benefits similar to those offered by our competitors.

Alerus Financial Corporation Safe Harbor 401(k) Plan. The 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees of the Company. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2025, may elect to participate in the 401(k) Plan on the same basis as all other employees. Participants may defer into the 401(k) Plan a portion of their annual compensation up to the applicable IRS limit. We currently provide a safe harbor matching contribution on behalf of each eligible participant equal to 100% of participant contributions on the first 3% of compensation and 50% of participant contributions on the next 3% of compensation, up to the applicable IRS limit. The Company match is contributed in the form of cash and is invested according to the employee’s current investment allocation. Although the Company may also make a discretionary matching contribution of up to 4% of each eligible participant’s compensation, we did not do so in 2025.

Alerus Financial Corporation Employee Stock Ownership Plan. The ESOP is designed to reward eligible employees with an additional tax-qualified retirement benefit and an ownership interest in the Company. Each year, the Company may make a contribution of cash or stock to the ESOP, which eligible employees, including our NEOs, equally share in proportion to an eligible portion of total annual compensation. For 2025, the Company elected to contribute cash to the ESOP in an amount equal to 3% of employee compensation.

Health and Welfare Benefits. Our NEOs are eligible to participate in our standard health and welfare benefits program, which offers a choice of medical, dental, vision, life, disability and accidental death insurance. NEOs are eligible to obtain an annual executive physical exam and beginning in 2026, NEOs will receive additional life insurance coverage.

Perquisites. We provide our NEOs with perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive talent. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based on such review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our NEOs in 2025 consisted of an automobile allowance and a cell phone allowance.

OTHER RISK MITIGATING FEATURES

The Compensation Committee is responsible for the oversight of compensation risk. Annually, the Compensation Committee reviews executive officer compensation plans across various risk factors and determined these plans do not encourage any unnecessary or excessive risks that threaten the Company. Additionally, the Compensation Committee also reviewed all nonexecutive incentive compensation plans and determined these plans appropriately balance risk and reward, are compatible with effective controls and risk management, and are supported by strong corporate governance.

The Compensation Committee meets in executive session without management or guests present when making decisions about the compensation for NEOs and at other times as needed.

Clawback Policy

The Company has adopted a clawback policy, in accordance with the latest SEC and Nasdaq listing standards. This policy provides the Board with the authority to recover certain incentive compensation (whether paid in cash or stock) paid to certain executive officers, including our NEOs, in appropriate circumstances where there has been an accounting restatement of the Company’s financial statements filed with the SEC or in the event an executive officer engages in misconduct as specified in the policy. The policy can be found on our website at investors.alerus.com.

Policies and Practices Related to the Grant of Certain Equity Awards

The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments ("Options"). Accordingly, the Company has no specific policy or practice on the timing of awards of Options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of Options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of its securities by directors, officers and employees of the Company that is designed to promote compliance with insider trading laws, rules and regulations and any applicable Nasdaq listing standards. The policy can be found on our website at investors.alerus.com.

Anti-Hedging Policy

The Company’s insider trading policy includes provisions that specifically prohibit our directors, officers and employees from entering into hedging transactions with respect to the Company’s securities. To our knowledge, none of our officers or directors has entered into a hedging transaction involving Company securities in violation of this prohibition.

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Stock Ownership Guidelines

The Board believes that executive officers and directors of the Company should own and hold Common Stock to further align their interests with the long-term interests of Company stockholders and further promote the Company’s commitment to sound corporate governance. Executive officers and directors are expected to reach the ownership level described below based on their appointment or election to their respective roles. The stock ownership guidelines are as follows:

TITLE	GUIDELINE
CEO	3x base salary
Executive Officers	2x base salary
Directors	5x annual stock retainer

Regulatory Impact on Compensation

As a publicly traded financial institution, the Company must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that the Company and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), excessive compensation is prohibited as an unsafe and unsound practice. The FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity and, if appropriate, comparable compensation practices at peer institutions. In order to give the assessment proper context, the assessment should be made in light of the financial institution's overall financial condition.

Separately, in 2010, the federal regulatory agencies, including the FDIC, the Federal Reserve, and the Office of the Comptroller of the Currency, together, issued the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”). The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under relevant provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures with respect to incentive-based compensation may eventually be finalized by the financial services regulatory agencies. Versions of these proposed rules have now been issued three times: first during 2011, then again during 2016, and most recently in 2024 (which was subsequently withdrawn); however, none of these proposed rules has been finalized. If any such rules are finalized, they may impose additional compensation-related risk assessment guidelines, procedures and requirements on the Company and the Bank.

The Company is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC maintains specific compensation risk assessment rules, applicable generally to publicly traded companies, which require the issuer to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the issuer and, if so, to disclose information about such arrangements.

The Company’s Compensation Committee completes a risk assessment of the Company’s compensation programs and components on an annual basis. The Committee has determined that the Company’s incentive compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A included in this Proxy Statement and based upon such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

This report submitted on behalf of the current members of the Compensation Committee:

Mary E. Zimmer (Chair)
Galen G. Vetter
Nikki L. Sorum
Jeffrey W. Bolton

2026 Proxy Statement	29

Executive Compensation

The compensation reported in the Summary Compensation Table ("SCT") below is not necessarily indicative of how we will compensate our NEOs in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, the compensation program in the future could vary from our historical practices.

Our named executive officers (“NEOs”) for 2025 were:

■	Katie A. Lorenson, President and Chief Executive Officer;
■	Alan A. Villalon, Executive Vice President and Chief Financial Officer;
■	Jim R. Collins, Executive Vice President and Chief Banking and Revenue Officer;
■	Karin M. Taylor, Executive Vice President and Chief Operating Officer; and
■	Forrest R. Wilson, Executive Vice President and Chief Retirement Services Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation for each of our named executive officers for our fiscal years ended December 31, 2025, 2024 and 2023:

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS	STOCK AWARDS(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3)	ALL OTHER COMPENSATION(4)	TOTAL
Katie A. Lorenson	2025	$625,000	$—	$437,500	$484,688	$82,992	$1,630,180
President and Chief Executive Officer	2024	$600,000	$—	$360,000	$343,200	$36,340	$1,339,540
	2023	$550,000	$64,625	$275,000	$173,250	$30,530	$1,093,405
Alan A. Villalon(5)	2025	$360,000	$—	$162,000	$203,040	$43,648	$768,688
Executive Vice President and Chief Financial Officer	2024	$345,000	$—	$138,000	$143,520	$34,959	$661,479

Jim R. Collins	2025	$465,000	$—	$186,000	$262,260	$54,137	$967,397
Executive Vice President and Chief Banking and Revenue Officer	2024	$445,000	$—	$178,000	$185,120	$33,766	$841,886
	2023	$422,212	$40,420	$124,500	$108,360	$30,530	$726,022
Karin M. Taylor	2025	$405,000	$—	$162,000	$228,420	$53,367	$848,787
Executive Vice President and Chief Operating Officer	2024	$378,000	$—	$151,200	$157,248	$35,069	$721,517
	2023	$357,212	$34,310	$109,500	$91,980	$29,880	$622,882
Forrest R. Wilson(6)	2025	$390,000	$—	$156,000	$219,960	$50,237	$816,197
Executive Vice President and Chief Retirement Services Officer	2024	$317,307	$150,000	$325,000	$130,000	$27,080	$949,387

(1)	Amounts reflect base salary earned in each fiscal year.
(2)

The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards for the years ended December 31, 2025, 2024 and 2023 in accordance with FASB ASC Topic 718. The amounts reflected assume a target level of performance as that was the probable outcome at the time of grant. The amounts reflected for 2025 represent awards granted on February 25, 2025, and are based on a grant date fair market value of $20.64 per share. The 2025 awards are subject to a three-year vesting schedule based on a combination 60% performance-based vesting and 40% time-based vesting. In the instance of performance at a maximum level, the performance-based vesting 2025 awards have the following values: Ms. Lorenson: $393,750, Mr. Villalon: $145,800, Mr. Collins: $167,400, Ms. Taylor: $145,800, and Mr. Wilson: $140,400. The value reflected for 2025 time-based awards is as follows: Ms. Lorenson: $175,000, Mr. Villalon: $64,800, Mr. Collins: $74,400, Ms. Taylor $64,800, and Mr. Wilson: $62,400. See Note 1 (Significant Accounting Policies) and Note 17 (Share-Based Compensation Plan) to the Company's consolidated financial statements for the year-ended December 31, 2025 for information regarding the assumptions used in the valuation of these awards.

2026 Proxy Statement	30

(3)	Amounts reflect annual cash incentive awards earned pursuant to the Alerus Financial Corporation Short‑Term Incentive Plan.
(4)	“All Other Compensation” for our NEOs during 2025 is summarized below.
(5)	Mr. Villalon was not an NEO in 2023.
(6)	Mr. Wilson was not an NEO in 2023.

Name	PERQUISITES(1)	COMPANY 401(k) MATCH(2)	ESOP(3)	NQDC COMPANY CONTRIBUTION(4)	TOTAL "ALL OTHER COMPENSATION"
Katie A. Lorenson	$10,129	$15,750	$10,500	$46,613	$82,992
Alan A. Villalon	$5,780	$15,750	$10,500	$11,618	$43,648
Jim R. Collins	$5,244	$15,750	$10,500	$22,643	$54,137
Karin M. Taylor	$11,085	$15,750	$10,500	$16,032	$53,367
Forrest R. Wilson	$11,143	$15,750	$10,500	$12,844	$50,237

(1)	Amounts reflect automobile allowance, cell phone allowance, and the cost of executive physical exams.
(2)	Amounts reflect Company contributions under the 401(k) Plan with respect to 2025.
(3)	Amounts reflect Company contributions under the ESOP with respect to 2025.
(4)	Amounts reflect Company restoration contribution to the Deferred Compensation Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows the information concerning grants of plan-based awards to our NEOs during 2025. All equity awards were made under our 2019 Equity Incentive Plan.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS:

NAME		Grant Date	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(4)
Katie A. Lorenson	Annual Cash Incentive		$171,875	$343,750	$515,625	—	—	—	—	—
	Time-Based RSUs	February 25, 2025	—	—	—	—	—	—	8,479	$175,000
	Performance-Based RSUs	February 25, 2025	—	—	—	6,359	12,718	19,077		$262,500
Alan A. Villalon	Annual Cash Incentive		$72,000	$144,000	$216,000	—	—	—	—	—
	Time-Based RSUs	February 25, 2025	—	—	—	—	—	—	3,140	$64,800
	Performance-Based RSUs	February 25, 2025	—	—	—	2,355	4,709	7,064		$97,200
Jim R. Collins	Annual Cash Incentive		$93,000	$186,000	$279,000	—	—	—	—	—
	Time-Based RSUs	February 25, 2025	—	—	—	—	—	—	3,605	$74,400
	Performance-Based RSUs	February 25, 2025	—	—	—	2,704	5,407	8,111		$111,600
Karin M. Taylor	Annual Cash Incentive		$81,000	$162,000	$243,000	—	—	—	—	—
	Time-Based RSUs	February 25, 2025	—	—	—	—	—	—	3,140	$64,800
	Performance-Based RSUs	February 25, 2025	—	—	—	2,355	4,709	7,064		$97,200
Forrest R. Wilson	Annual Cash Incentive		$78,000	$156,000	$234,000	—	—	—	—	-
	Time-Based RSUs	February 25, 2025	—	—	—	—	—	—	3,023	$62,400
	Performance-Based RSUs	February 25, 2025	—	—	—	2,268	4,535	6,803		$93,600

2026 Proxy Statement	31

(1)

The amounts set forth in these columns reflect the threshold, target and maximum opportunities under the STI Plan as described in the Compensation Discussion & Analysis above. The amount actually earned by each NEO for 2025 performance is included in the Summary Compensation in the Column titled “Non-Equity Incentive Plan Compensation.”

(2)

The performance stock unit awards vest based on two equally weighted performance goals of 3-year Cumulative EPS CAGR Growth and 3-year Average Return on Equity, both compared to relative performance against the companies in the KBW Regional Bank Index at the start of the performance period. Threshold, target, and maximum goals will be established for each performance goal. For the performance of stock unit awards, this grant date fair value is based on the probable outcome of the associated performance conditions at the time of grant.

(3)

The awards vest February 25, 2028, subject to the NEO's continued service with Alerus or immediately upon death, disability, or retirement after age 60 with five years of service, or retirement after age 62.

(4)

The value of the restricted stock units is based on the grant date fair value of awards granted computed in accordance with FASB ASC Topic 718 based on a share price of $20.64 as of the date of the grant which was February 25, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information about outstanding equity awards held by our NEOs as of December 31, 2025:

NAME	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT YET VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED UNITS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF UNEARNED UNITS THAT HAVE NOT VESTED ($)(3)
Katie A. Lorenson	23,908	$538,408	30,967	$697,377
Alan A. Villalon	7,583	$170,769	11,372	$256,097
Jim R. Collins	9,388	$211,418	14,081	$317,104
Karin M. Taylor	11,048	$248,801	12,054	$271,456
Forrest R. Wilson	11,448	$257,809	7,969	$179,462

(1)

These shares represent restricted stock awards granted to each executive at time of hire, as well as time-based equity incentive awards. For Ms. Lorenson, 3,263 shares are restricted stock awards that vest on December 14, 2027, and the remaining are time-based equity incentive awards of which 5,572 vested on February 21, 2026, 6,594 vest on February 27, 2027, and 8,479 vest on February 25, 2028. For Mr. Villalon, the shares represent time-based equity incentive awards of which 1,915 vested on February 21, 2026, 2,528 vest on February 27, 2027, and 3,140 vest on February 25, 2028. For Mr. Collins, the shares represent time-based equity incentive awards of which 2,523 vested on February 21, 2026, 3,260 vest on February 27, 2027, and 3,605 vest on February 25, 2028. For Ms. Taylor, 3,012 shares are restricted stock awards that vest on November 12, 2028, and the remaining are time-based equity incentive awards of which 2,128 vested on February 21, 2026, 2,769 vest on February 27, 2027 and 3,140 vest on February 25, 2028. For Mr. Wilson, 6,136 shares are restricted stock awards, of which 3,068 vest on December 31, 2026 and 3,068 vest on December 31, 2027 and the remaining shares are time-based equity incentive awards of which 2,289 vest on February 27, 2027 and 3,023 vest on February 25, 2028.

(2)

The awards vest based on the Company’s attainment of pre‑established performance metrics as measured over a three-year performance period for each award year, 2023, 2024, and 2025. The performance metrics achieved are certified by the Board's Compensation Committee at the end of the performance period and shares vesting are adjusted accordingly.

(3)	The market value of the shares as reported here is based on the closing price of our common stock on December 31, 2025, which was $22.52.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning the vesting of stock awards with respect to each NEO in 2025.

	RESTRICTED STOCK UNITS		RESTRICTED STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Katie A. Lorenson(1)	3,858	$81,558	—	$—
Alan A. Villalon(2)	1,326	$28,032	5,287	$106,903
Jim R. Collins(3)	1,502	$31,752	5,168	$115,350
Karin M. Taylor(4)	1,326	$28,032	—	$—
Forrest R. Wilson(5)	—	$—	3,068	$68,478

(1)	Ms. Lorenson had 3,858 restricted stock units vest at a price of $21.14 on February 3, 2025.
(2)	Mr. Villalon had 1,326 restricted stock units vest at a price of $21.14 on February 3, 2025 and 5,287 of restricted stock shares vest at a price of $20.22 on January 28, 2025.
(3)	Mr. Collins had 1,502 restricted stock units vest at a price of $21.14 on February 3, 2025 and 5,168 restricted stock shares vest at a price of $22.32 on December 31, 2025.
(4)	Ms. Taylor had 1,326 restricted stock units vest at a price of $21.14 on February 3, 2025.
(5)	Mr. Wilson had 3,068 restricted stock shares vest at a price of $22.32 on December 31, 2025.

2026 Proxy Statement	32

NONQUALIFIED DEFERRED COMPENSATION

Under the Alerus Financial Corporation Deferred Compensation Plan for Executives (the “Deferred Compensation Plan”), our NEOs and corporate directors may voluntarily defer a portion of their annual cash compensation, subject to the limit established by the Company for executives, including NEOs. For executives, contributions are limited to 90% of base salary and bonus payments. The Deferred Compensation Plan became effective January 1, 2024, and allows for employee deferrals of base salary, incentives and bonus compensation. Participants in the Deferred Compensation Plan are permitted the opportunity to accumulate earnings on their deferrals by selecting hypothetical investments from among those offered as investment funds under the 401(k) Plan. Elective deferrals are subject to earnings as set forth in the Deferred Compensation Plan and are not matched by the Company. The Company has discretion to make a separate deferral to participant accounts. All NEOs received a Company contribution in 2025 as part of the Executive Restoration Plan as described above.

The following table sets forth information concerning the benefits under the Company’s deferred compensation plans as of December 31, 2025:

NAME	EXECUTIVE CONTRIBUTIONS IN 2025 ($)(1)	COMPANY CONTRIBUTION IN 2025 ($)(2)	AGGREGATE EARNINGS IN 2025 ($)	AGGREGATE BALANCE AS OF 2025 ($)(3)
Katie A. Lorenson	$31,240	$46,613	$4,260	$114,035
Alan A. Villalon	$89,863	$11,618	$16,541	$155,143
Jim R. Collins	$46,403	$22,643	$4,440	$102,171
Karin M. Taylor	$20,240	$16,032	$3,890	$60,226
Forrest R. Wilson	$—	$12,844	$—	$12,844

(1)

The amounts reflected in the “Executive Contributions in 2025” column consist of employee compensation deferrals and are included in the above Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	Amounts in this column represent the Company's contribution and are included in the "All Other Compensation" column of the Summary Compensation Table.
(3)

Of the balances reflected in the "Aggregate Balance as of 2025" column, the amounts of $30,000 for Ms. Lorenson, $70,380 for Mr. Villalon, $45,212 for Mr. Collins, and $18,900 for Ms. Taylor were reported as compensation in the Summary Compensation tables for previous years.

EXECUTIVE SEVERANCE AGREEMENTS

Each of Ms. Lorenson and Ms. Taylor, and Messrs. Villalon, Collins, and Wilson are parties to severance agreements with the Company. The severance agreements generally set forth the duties and obligations of each party in the event of a termination of employment and provide us with a measure of protection by subjecting the NEOs to certain restrictive covenants during employment and for a specified duration following termination of employment.

The severance agreements provide for an initial term of two years, with automatic renewal for an additional day on each day after the effective date, such that the agreement term is two years at all times. Either party may elect nonrenewal upon notice of 120 days prior to termination. The severance agreements automatically terminate on the second anniversary of a change in control, as such term is defined in each severance agreement.

In the event the Company terminates an NEO for any reason other than for cause prior to a change in control, the executive, with the exception of Ms. Lorenson, is eligible to receive a severance payment in 12 monthly increments equal to the aggregate of one times (i) the annual base salary; plus (ii) the average of the NEO’s three most recent annual bonuses; and (iii) twelve months of the Company’s portion of premiums for health, disability, and life insurance policies in which the executive was entitled to participate immediately prior to termination. In the event of termination for any reason other than cause prior to a change in control, Ms. Lorenson is eligible to receive a severance payment in 12 monthly increments equal to two times the sum of (i) the annual base salary; plus (ii) the average of Ms. Lorenson's three most recent annual bonuses; and (iii) twelve months of the Company's portion of premiums for health, disability, and life insurance policies in which the executive was entitled to participate immediately prior to termination. In the event of a termination within a 24‑month period following a change in control by the Company without cause or by the NEO for a good reason, the executive, with the exception of Ms. Lorenson, is eligible to receive a severance payment in a lump sum equal to twice the amount described above. In the event of a termination within a 24-month period following a change in control by the Company without cause or by Ms. Lorenson for good reason, Ms. Lorenson is eligible to receive a severance payment in a lump sum equal to 2.99 times the amount described above.

Each NEO is subject to a perpetual confidentiality provision, which prohibits disclosure, and use of, the Company’s trade secrets, confidential information, customer lists and other types of proprietary information. Each NEO is also subject to a non-disparagement covenant in favor of the Company, our affiliates, our officers, directors, and employees for 24 months following termination of employment. Our obligation to pay any severance is also conditioned upon the execution by the NEO of a general release and waiver of any and all claims with respect to his or her employment with the Company. The severance agreements contain a modified 280G cutback provision, which provides for automatic reduction of payments if such reduction would result in a better net-after-tax result for the NEOs after taking into account the impact of the golden parachute excise tax of the Internal Revenue Code.

2026 Proxy Statement	33

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including the individual severance agreements, to which the NEOs would be entitled upon various terminations of employment or a change in control as of the last business day of the fiscal year ended December 31, 2025. Except for payments and benefits provided by the severance agreements and award agreements under our equity incentive plans, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of the Company. For purposes of estimating the cash severance value, we have assumed target level bonus payment. For purposes of estimating the value of accelerated vesting of equity awards we have assumed a Common Stock price per share of $22.52 based on the market value of our Common Stock as of the close of business on December 31, 2025 and assumed that all restricted stock and restricted stock units had their vesting accelerate as of December 31, 2025.

NAME	TYPE OF PAYMENT	PAYMENTS UPON DISABILITY	PAYMENTS UPON DEATH	PAYMENTS UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON - NO CHANGE IN CONTROL	PAYMENTS UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON - CHANGE IN CONTROL
Katie A. Lorenson	Cash Severance	$1,937,500	$1,937,500	$1,937,500	$2,896,563
	Continuation of Insurance Benefits	$23,608	$23,608	$23,608	$23,608
	Acceleration of Stock Awards	$1,235,785	$1,235,785	$1,235,785	$1,235,785
	Total	$3,196,893	$3,196,893	$3,196,893	$4,155,956
Alan A. Villalon	Cash Severance	$504,000	$504,000	$504,000	$1,008,000
	Continuation of Insurance Benefits	$24,992	$24,992	$24,992	$24,992
	Acceleration of Stock Awards	$426,867	$426,867	$426,867	$426,867
	Total	$955,859	$955,859	$955,859	$1,459,859
Jim R. Collins	Cash Severance	$651,000	$651,000	$651,000	$1,302,000
	Continuation of Insurance Benefits	$23,608	$23,608	$23,608	$23,608
	Acceleration of Stock Awards	$528,522	$528,522	$528,522	$528,522
	Total	$1,203,130	$1,203,130	$1,203,130	$1,854,130
Karin M. Taylor	Cash Severance	$567,000	$567,000	$567,000	$1,134,000
	Continuation of Insurance Benefits	$15,776	$15,776	$15,776	$15,776
	Acceleration of Stock Awards	$520,257	$520,257	$271,456	$520,257
	Total	$1,103,033	$1,103,033	$854,232	$1,670,033
Forrest R. Wilson	Cash Severance	$546,000	$546,000	$546,000	$1,092,000
	Continuation of Insurance Benefits	$23,608	$23,608	$23,608	$23,608
	Acceleration of Stock Awards	$437,271	$437,271	$437,271	$437,271
	Total	$1,006,879	$1,006,879	$1,006,879	$1,552,879

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of Katie A. Lorenson, our President and Chief Executive Officer, to the total compensation of our median employee.

To determine the median employee, a list of all active full- and part-time employees as of December 31, 2025, excluding Ms. Lorenson, was prepared. The measure of "total cash compensation" was used, which is defined as the sum of base salary, bonus, incentives, holiday, paid time off, and overtime pay, as reflected in our payroll records. We believe this is a reasonable measure of total compensation. Our employee population consisted of 863 employees as of December 31, 2025. Compensation was annualized for any full-time or part-time individual not employed for the full calendar year of 2025. Annual compensation was ranked from lowest to highest, and the median employee was selected from the list.

Ms. Lorenson had total compensation of $1,630,180 in 2025, as reflected in the SCT included in this Proxy Statement. The median employee annual total compensation for 2025, using the methodology that was used to calculate Ms. Lorenson's compensation in the SCT, was $78,830. As a result, the CEO pay ratio is 21 to 1.

2026 Proxy Statement	34

The SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to the Company’s principal executive officer (“PEO”) and the Company's  non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see the Compensation Discussion & Analysis section of this Proxy Statement.

PAY VERSUS PERFORMANCE TABLE

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR(1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(2)	COMPENSATION ACTUALLY PAID TO PEO(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs(3)	COMPANY TOTAL STOCKHOLDER RETURN(4)	PEER GROUP TOTAL STOCKHOLDER RETURN(5)	GAAP NET INCOME ($mil.)(6)	COMPANY SELECTED MEASURE: RETURN ON EQUITY(7)
2025	$1,630,180	$2,105,676	$850,267	$1,040,344	$89	$120	$17.4	13.59%
2024	$1,339,540	$1,456,837	$793,567	$815,184	$73	$107	$17.8	7.03%
2023	$1,093,405	$924,797	$676,702	$600,014	$82	$88	$11.7	9.33%
2022	$1,101,275	$861,859	$600,941	$479,218	$82	$86	$40.0	12.74%

(1)	Ms. Lorenson has served as the PEO for the entirety of fiscal years 2022, 2023, 2024, and 2025. Our Non-PEO NEOs for the applicable fiscal years were as follows:
●	Fiscal year 2025: Alan A. Villalon, Jim R. Collins, Karin M. Taylor, and Forrest R. Wilson
●	Fiscal year 2024: Alan A. Villalon, Jim R. Collins, Karin M. Taylor, and Forrest R. Wilson
●	Fiscal year 2023: Jim R. Collins and Karin M. Taylor
●	Fiscal year 2022: Ann McConn and Karin Taylor
(2)

Amounts reported in these columns represent (i) the total compensation reported in the SCT for the applicable fiscal year in the case of our PEO, Ms. Lorenson, and (ii) the average of the total compensation reported in the SCT for the applicable fiscal year for our Non-PEO NEOs.

2026 Proxy Statement	35

(3)

Amounts reported in these columns represent (i) CAP for the applicable fiscal year in the case of our PEO, Ms. Lorenson and (ii) the average CAP for the applicable fiscal year for our Non-PEO NEOs, which reflect certain adjustments that were made to the amounts reported in the SCT for the applicable fiscal year. A reconciliation of the adjustments made to the SCT amounts to calculate CAP for our PEO, Ms. Lorenson, and for the average CAP for the Non-PEO NEOs in accordance with the requirements of Item 402(v) of Regulation S-K is set forth in the following table:

	Fiscal Year 2025		Fiscal Year 2024		Fiscal Year 2023		Fiscal Year 2022
	Ms. Lorenson PEO	Average Non-PEO NEOs	Ms. Lorenson PEO	Average Non-PEO NEOs	Ms. Lorenson PEO	Average Non-PEO NEOs	Ms. Lorenson PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$1,630,180	$850,267	$1,339,540	$793,567	$1,093,405	$676,702	$1,101,275	$600,941
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0
Minus Equity Award Value Reported in SCT for the Fiscal Year	$437,500	$166,500	$360,000	$198,050	$275,000	$119,250	$275,000	$102,400
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$643,433	$244,871	$361,870	$194,902	$128,936	$53,812	$92,785	$34,535
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$261,538	$99,803	$113,231	$27,364	$(1,791)	$(1,791)	$(59,442)	$(56,005)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$8,025	$11,903	$2,195	$(2,600)	$(20,753)	$(9,459)	$2,241	$2,148
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0
Plus Value of Dividends or other Earnings Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$0	$0	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$2,105,676	$1,040,344	$1,456,837	$815,184	$924,797	$600,014	$861,859	$479,218

In the table above, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For time-based restricted stock units/awards, the fair value used to calculate CAP was based on the Company’s closing stock price on each valuation date and includes the cash value of accrued dividends. For performance-based units/stock, the fair value used to calculate CAP assumes performance results as of the end of each reporting year based on the probable outcome and includes the cash value of accrued dividends.

(4)

Total Stockholder Return (“TSR”) is cumulative for the measurement periods beginning on December 31, 2021 and ending on December 31 of each of 2022, 2023, 2024, and 2025, respectively. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period, adjusted for dividends.

(5)

Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Our peer group for these purposes is the S&P U.S. Banks – Midwest Region Index, which is the industry index used by the Company for purposes of compliance with Item 201(e) of Regulation S-K for all four fiscal years.

(6)	Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable fiscal year.
(7)	ROE is the company-selected measure and a non-GAAP financial performance measure, as described in more detail in the "Annual Bonus -- Short-Term Incentive Plan" section above.

Performance Measures Used to Link Company Performance and CAP. The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link CAP to the named executive officers for fiscal year 2025 to Company performance. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the Compensation Discussion & Analysis for a further description of these metrics and how they are used in the Company’s executive compensation program.

■ Return on Equity (non-GAAP)
■ Adjusted Net Income (non-GAAP)
■ Earnings per Share

2026 Proxy Statement	36

Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between our TSR and CAP for the PEO and average CAP for the Average Non-PEO NEOs.

Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our GAAP Net Income. The Company does not use GAAP net income as a performance measure in its executive compensation program.

2026 Proxy Statement	37

Relationship between CAP and ROE (our Company-Selected Measure). The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and ROE.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock, as of the close of business on March 16, 2026, by:

■	each stockholder known by us to beneficially own more than 5% of our outstanding Common Stock;
■	each of the Company’s NEOs;
■	each of the Company’s directors; and
■	all of the Company’s directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days, including any right to acquire such securities (i) through the exercise of any option, warrant or right, (ii) through the conversion of a security, (iii) pursuant to the power to revoke a trust, discretionary account or similar arrangement or (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement. For purposes of calculating each person’s percentage ownership, Common Stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 25,560,231 shares of our Common Stock outstanding as of the close of business on March 16, 2026.

2026 Proxy Statement	38

Except as otherwise indicated, the address for each stockholder listed in the table below is: c/o Alerus Financial Corporation, 401 Demers Avenue, Grand Forks, North Dakota 58201.

	SHARES BENEFICIALLY OWNED(1)
NAME	#		%
5% stockholders:
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	1,843,231	7.2%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	1,289,690	5.0%

Directors and named executive officers:
Jeffrey W. Bolton(4)	11,391	*	%
Jim R. Collins(5)	16,860	*	%
Daniel E. Coughlin(6)	47,311	*	%
Janet O. Estep(7)	13,069	*	%
Katie A. Lorenson(8)	32,717	*	%
Randy L. Newman(9)	806,584	3.2%
Nikki L. Sorum(10)	5,580	*	%
Karin M. Taylor(11)	30,830	*	%
John Uribe(12)	5,580	*	%
Galen G. Vetter(13)	52,244	*	%
Alan. A Villalon(14)	16,521	*	%
Forrest R. Wilson(15)	14,648	*	%
Mary E. Zimmer(16)	10,602	*	%
All directors and executive officers as a group (14 persons)(17)	1,088,003	4.3%

*   Indicates one percent or less.

(1)

Beneficial ownership includes shares of unvested restricted stock that stockholders are entitled to vote, but does not include shares underlying time-based and performance-based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(2)

Information based solely on a Schedule 13G/A filed on February 5, 2025. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 1,797,343 of these shares and sole dispositive power with respect to 1,843,231 of these shares.

(3)	Information based solely on a Schedule 13G filed on January 30, 2026. According to the Schedule 13G, The Vanguard Group has shared voting power with respect to 172,955 of these shares and shared dispositive power with respect to 1,289,690 of these shares.
(4)	Includes 2,354 shares of restricted stock.
(5)

Includes 752 shares held in the ESOP. Excludes 26,220 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(6)	Includes 2,354 shares of restricted stock. Includes 27,356 shares held jointly with Mr. Coughlin’s spouse.
(7)	Includes 2,354 shares of restricted stock.
(8)

Includes 2,668 shares held in the ESOP. Includes 3,263 shares of unvested restricted stock. Excludes 56,703 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved. A total of 22,551 shares are pledged as security for indebtedness.

(9)

Includes 2,354 shares of restricted stock and 1,814 shares held jointly with Mr. Newman's spouse. Includes 97,629 shares held in an IRA and 2,000 shares held by Mr. Newman’s spouse in an IRA. Includes 156,705 shares held in the Anita D. Newman Revocable Living Trust under agreement dated August 27, 2015, for which Mr. Newman’s spouse is the trustee. Includes 339,765 held in the Anita D. Newman 2021 GST Trust, for which Mr. Newman is a trustee and a beneficiary of. A total of 60,375 shares are subject to a negative pledge as security for indebtedness.

(10)	Includes 2,354 shares of restricted stock.
(11)

Includes 2,240 shares held in the ESOP. Includes 3,012 shares of unvested restricted stock. Excludes 21,648 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(12)	Includes 2,354 shares of restricted stock.
(13)

Includes 2,354 shares of restricted stock. Includes 25,387 shares held in an IRA. Includes 1,318 shares held by Mr. Vetter’s spouse in an IRA. A total of 13,358 shares are held in brokerage margin account.

(14)

Includes 803 shares held in the ESOP. Excludes 21,414 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(15)

Includes 444 shares held in the ESOP. Includes 9,204 shares of unvested restricted stock. Excludes 19,883 shares underlying time-based and performance based restricted stock units not entitled to vote and that are subject to time-based vesting or vesting to the extent performance objectives are achieved.

(16)	Includes 2,354 shares of restricted stock. Includes 3,809 shares held jointly with Ms. Zimmer’s spouse.
(17)

Includes 15,479 shares of unvested restricted stock and 17,155 shares held in the ESOP. Does not include 160,483 shares underlying time-based or performance-based restricted stock units that are subject to time-based vesting or vesting to the extent performance objectives are achieved. A total of 100,022 shares are pledged as security for indebtedness and a total of 13,358 are held in a brokerage margin account.

2026 Proxy Statement	39

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and with the exchange on which our shares of Common Stock are traded (Nasdaq). These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms and written representations that no other reports were required, we are not aware of any Section 16 filings that were not timely made in 2025.

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with directors and executive officers described in the "Executive Compensation" section above, the following is a description of transactions since January 1, 2025 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than five percent of any class of our voting securities, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

ORDINARY BANKING RELATIONSHIPS

Certain of our directors, officers, beneficial owners of more than five percent of our Common Stock and their respective associates were clients of and had banking transactions with the Bank during the year ended December 31, 2025, and additional banking transactions with these persons are expected to continue to take place in the future. All outstanding loans and commitments to lend with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

OTHER RELATED PARTY TRANSACTIONS

Bill Carlson is the brother-in-law of Mr. Newman, a director of the Company, and in 2025 was employed by the Bank as an SVP, Business Banker Lead, a position he held since 2014. Mr. Carlson is not a director or an executive officer of the Company. During 2025, Mr. Carlson’s total compensation was approximately $293,000. Mr. Carlson retired from the Bank on January 9, 2026.

Cole Keney is the husband of Ms. Keney, an executive officer of the Company, and is employed by the Bank as an SVP, Business Banker, a position he has held since 2019. Mr. Keney is not a director or an executive officer of the Company. During 2025, Mr. Keney’s total compensation was approximately $261,000.

POLICIES AND PROCEDURES REGARDING RELATED PARTY TRANSACTIONS

Transactions by the Company or the Bank with related parties, including those described above, are subject to a formal written Related Party Transactions Policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and Regulation O promulgated by the Board of Governors of the Federal Reserve System (which governs certain loans by the Bank to its executive officers, directors and principal stockholders). The Company has adopted policies to comply with these regulatory requirements and restrictions.

Our Board has adopted the Related Party Transaction Policy governing the approval of related party transactions that complies with all applicable SEC and Nasdaq rules and requirements concerning related party transactions. Related party transactions are transactions in which: (i) the Company is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related party of the Company has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, five percent stockholders, and the immediate family members of these persons. The Audit Committee, in consultation with management and outside counsel, as appropriate, reviews potential related party transactions to determine if they are subject to the Related Party Transaction Policy. If so, the transaction will be referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. The Related Party Transactions Policy is available on our website at investors.alerus.com.

2026 Proxy Statement	40

PROPOSAL 2— Non-Binding Advisory Vote on Named Executive Officer Compensation

GENERAL

As required by Section 14A of the Exchange Act, the Company is conducting a separate non-binding advisory stockholder vote, commonly known as a “say-on-pay” vote, to approve the compensation of its NEOs as disclosed in this Proxy Statement. This vote gives our stockholders the opportunity to voice their opinion with respect to the Company’s pay program for its NEOs. In a non-binding, advisory vote on the frequency of say-on-pay votes held at our 2025 annual meeting, our stockholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by our Board, our Board determined that we would hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which will take place at our 2031 annual meeting.

SAY-ON-PAY VOTE

The Company is requesting stockholder approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs for 2025 as listed in the Summary Compensation Table, appearing in the “Executive Compensation” section in this Proxy Statement, and as described in more detail in this Proxy Statement. The general objectives of the Company’s executive compensation programs, which the Company believes are straightforward and reasonable, are to align our NEOs’ compensation with the achievement of the Company’s strategic short-term and long-term operating and financial goals.

The following resolution is submitted for stockholder approval:

“RESOLVED, that Alerus Financial Corporation’s stockholders approve, on a non-binding advisory basis, the compensation of Alerus Financial Corporation’s named executive officers, as described in the section captioned ‘Executive Compensation’ and the tabular disclosure regarding named executive officer compensation contained in the Alerus Financial Corporation proxy statement dated April 1, 2026.”

STOCKHOLDER VOTE NECESSARY TO APPROVE THE SAY-ON-PAY PROPOSAL

The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the say-on-pay proposal, on a non-binding advisory basis. Abstentions will have the same legal effect as a vote “against” this proposal, while broker non-votes, because they will not be counted as entitled to vote, will not affect the voting on this proposal. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Company and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

BOARD RECOMMENDATION

The Board recommends that you vote “FOR” the say-on-pay proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

2026 Proxy Statement	41

PROPOSAL 3— Ratification of the Appointment of RSM US LLP as Our Independent Registered Public Accounting Firm

GENERAL

The Audit Committee of the Board has appointed RSM to serve as our independent registered public accounting firm for the year ending December 31, 2026, and stockholders are being asked to ratify that appointment. If the appointment of RSM is not ratified, the matter of the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. The Board has invited representatives of RSM to be present at the virtual Annual Meeting, and expects that they will attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

STOCKHOLDER VOTE NECESSARY TO RATIFY THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will have the same legal effect as a vote “against” this matter, while broker non-votes will not affect the voting on this matter.

BOARD RECOMMENDATION

We recommend that you vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

ACCOUNTANT FEES

For the fiscal years ended December 31, 2025 and December 31, 2024, the Company incurred the following fees for professional services rendered by RSM:

	2025	2024
Audit fees(1)	$784,730.50	$824,639.75
Audit-related fees(2)	$98,385.00	$36,750.00
Tax fees(3)	$137,077.50	$88,200.00
All other fees(4)	$—	$—

(1)

Audit fees include fees for professional services performed by RSM for (i) the audit of the Company’s consolidated annual financial statements, (ii) the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10‑Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide.

(2)

Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include accounting consultations in connection with acquisitions and divestitures, capital raising transactions, attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees include fees incurred for professional services rendered for tax compliance, tax advice, and tax planning including preparation of corporation income tax returns.
(4)	All other fees include amounts billed for any other products or services offered by RSM, including administrative, technology, and out-of-pocket costs which are primarily related to travel.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by RSM is incompatible with maintaining their independence as our principal accountants.

2026 Proxy Statement	42

AUDIT COMMITTEE PRE-APPROVAL POLICY

Among other things, the Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. We have adopted a pre‑approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre‑approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre‑approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by RSM for up to twelve months from the date of the pre‑approval. All of the services referred to above for 2025 were pre-approved by the Audit Committee.

2026 Proxy Statement	43

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2025. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10‑K. The committee is currently comprised of Mr. Coughlin, Mr. Bolton, Mr. Uribe and Mr. Vetter. All of the members have been determined to be “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2025 with our management and RSM, our independent registered public accounting firm, with respect to the 2025 fiscal year. The Audit Committee has also discussed with RSM the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC, received and discussed the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, including Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed with RSM its independence. Based on the review and discussions with management and RSM, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2025, as filed with the SEC on March 4, 2026.

This report is submitted on behalf of the current members of the Audit Committee:

Galen G. Vetter (Chair)

Daniel E. Coughlin
Jeffrey W. Bolton
John Uribe

2026 Proxy Statement	44

Other Matters

Upon written request addressed to Kari Koob, Alerus Financial Corporation, P.O. Box 6001, Grand Forks, North Dakota, 58206‑6001, from any person solicited herein, we will provide, at no cost, a copy of our Annual Report on Form 10‑K for the year ended December 31, 2025, as filed with the SEC.

Our Board does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors

Daniel E. Coughlin
Chairman

Grand Forks, North Dakota
April 1, 2026

2026 Proxy Statement	45

ANNUAL MEETING OF STOCKHOLDERS OF

ALERUS FINANCIAL CORPORATION

May 14, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.equiniti.com\us\ast-access to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice and Proxy Statement and Annual Report
are available at www.astproxyportal.com/ast/19579/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20930300000000010100 3 051426

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Daniel E. Coughlin
- ○ Randy L. Newman
- ○ Galen G. Vetter
- ○ Katie A. Lorenson
- ○ Janet O. Estep
- ○ Mary E. Zimmer
- ○ Nikki L. Sorum
- ○ John Uribe
- ○ Jeffrey W. Bolton

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly come before the annual meeting and any adjournments or postponements of the meeting.

HOUSEHOLDING ELECTION - Mark "X" here if you consent to receive certain future investor communications in a single package per household. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Mark "X" here if you plan to attend this virtual meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALERUS FINANCIAL CORPORATION

May 14, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time on May 13, 2026.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://edge.media-server.com/mmc/p/52pjzmgx (password: alerus2026) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.equiniti.com/us/ast-access. to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice and Proxy Statement and Annual Report
are available at www.astproxyportal.com/ast/19579/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930300000000010100 3 051426

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Daniel E. Coughlin
- ○ Randy L. Newman
- ○ Galen G. Vetter
- ○ Katie A. Lorenson
- ○ Janet O. Estep
- ○ Mary E. Zimmer
- ○ Nikki L. Sorum
- ○ John Uribe
- ○ Jeffrey W. Bolton

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly come before the annual meeting and any adjournments or postponements of the meeting.

HOUSEHOLDING ELECTION - Mark "X" here if you consent to receive certain future investor communications in a single package per household. ☐

Mark "X" here if you plan to attend this virtual meeting. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ALERUS FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2026

The undersigned hereby appoints Kari Koob and Nick Brenckman, or either of them acting in the absence of the other, with power of substitution, as attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then present at the Annual Meeting of Stockholders of Alerus Financial Corporation to be held virtually at https://edge.media-server.com/mmc/p/52pjzmgx (password: alerus2026), on Thursday, May 14, 2026, at 1:30 p.m. Central Time, and at any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be signed on the reverse side.)

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